Exhibit 4.1

                                                                  EXECUTION COPY



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                        DIAMOND TRIUMPH AUTO GLASS, INC.,


                                   as Issuer,


                                       AND


                      STATE STREET BANK AND TRUST COMPANY,


                                   as Trustee


                                    INDENTURE


                           Dated as of March 31, 1998


                          9-1/4% Senior Notes Due 2008



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

                  INDENTURE dated as of March 31, 1998 between DIAMOND TRIUMPH AUTO GLASS, INC., a Delaware corporation (the "Company"), as Issuer and STATE STREET BANK AND TRUST COMPANY, as Trustee (the "Trustee").

                  The Company has duly authorized the creation of an issue of 9-1/4% Senior Notes Due 2008 (the "Initial Notes") and an issue of 9-1/4% Senior Notes Due 2008, to be issued in exchange for the Initial Notes (the "Exchange Notes") pursuant to the Registration Rights Agreement and, to provide therefor, the Company has duly authorized the execution and delivery of this Indenture. All things necessary to make the Notes (as defined below), when duly issued and executed by the Company and authenticated and delivered hereunder, the valid and binding obligations of the Company and to make this Indenture a valid and binding agreement of the Company have been done.

                  Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Notes:

ARTICLE One

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.     Definitions.

                  "Accredited Investor" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person become a Restricted Subsidiary of the Company or at the time it merges or consolidates wit the Company or any of its Restricted Subsidiaries or is assumed in connection with the acquisition of assets from such Person and in each case not incurred in connection with, or in anticipation or contemplation of, such acquisition, merger or consolidation. Such Indebtedness shall be deemed to have been incurred at the time such Person becomes a Restricted Subsidiary of the Company or at the time it mergers or consolidates with the Company or a Restricted Subsidiary of the Company or at the time such Indebtedness is assumed in connection with the acquisition of assets from such Person.

                  "Additional Interest" has the meaning set forth in the Registration Rights Agreement.

                  "Affiliate"  means, with respect to any specified Person,  any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

                  "Affiliate Transaction" has the meaning set forth in Section 4.10.

                  "Agent" means any Registrar, Paying Agent or Co-Registrar.

                  "Asset Acquisition" means (a) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company, or
(b) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprises any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

                  "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of its Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or a Restricted Subsidiary of the Company (including a Person that is or will become a Restricted Subsidiary of the Company immediately after such sale, issuance, conveyance, transfer, lease, assignment or other transfer for value) of (a) any Capital Stock of any Restricted Subsidiary of the Company; or (b) any other property or assets (other than cash or Cash Equivalents) of the Company or any Restricted Subsidiary of the Company other than in the ordinary course of business; provided, however, that Asset Sales shall not include (i) a transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration of less than $500,000 and (ii) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted under Article Five.

                  "Authentication Order" has the meaning set forth in Section 2.03.

                  "Bank Facility" means the credit agreement dated as of March 31, 1998 among the Company, the lenders named therein and Bankers Trust Company, as Administrative Agent, and all amendments thereto, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time by one or more credit agreements, including any agreement adding Subsidiaries of the Company as additional borrowers or guarantors thereunder or extending the `maturity of, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement(s) or any successor or replacement agreement(s) and whether by the same or any other agent, lender or group of lenders.

                  "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

                  "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

                  "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

                  "Business Day" means any day other than a Saturday, Sunday or any other day on which banking institutions in the City of New York or the city in which the principal corporate trust office of the Trustee is located are required or authorized by law or other governmental action to be closed.

                  "Capitalized Lease Obligations" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

                  "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity or ownership interests of such Person.

                  "Cash Equivalents" means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's; (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250.0 million; (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; and
(vi) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (v) above.

                  "Change of Control" means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company if, immediately after giving effect to such transaction(s), any Person or group of related Persons (other than Permitted Holders) for purposes of Section 13(d) of the Exchange Act (a "Group"), is or becomes the beneficial owner, directly or indirectly, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the transferee or surviving entity; (ii) any Person or Group (other than Permitted Holders) shall become the beneficial owner, directly or indirectly, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Company; (iii) the replacement after the Issue Date of a majority of the Board of Directors of the Company over a two-year period after the Issue Date from the directors who constituted the Board of Directors of the Company at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of the Company then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved; or (iv) the Company consolidates with, or merges with or into, another Person, or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which the shares representing the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Company is converted into or exchanged for cash, securities or other property, other than (A) any such transaction where (1) the shares representing the issued and outstanding ordinary voting Capital Stock of the Company are converted into or exchanged for
(I) ordinary voting Capital Stock (other than Disqualified Capital Stock) of the surviving or transferee corporation and/or (II) cash, securities and other property in an amount which could be paid by the Company as a Restricted Payment under this Indenture and (2) the "beneficial owners" of the shares representing the issued and outstanding ordinary voting Capital Stock of the Company immediately prior to such transaction own, directly or indirectly, shares of Capital Stock representing not less than a majority of voting power of all issued and outstanding shares of Capital Stock of the surviving or transferee corporation immediately after such transaction or (B) any such transaction as a result of which the Permitted Holders own shares of Capital Stock representing more than 50% of the voting power of all issued and outstanding shares of Capital Stock of the surviving or transferee corporation immediately after such transaction.

                  "Change of Control Offer" has the meaning set forth in Section 4.14.

                  "Change of Control  Payment Date" has the meaning set forth in
Section 4.14.

                  "Commission" means the Securities and Exchange Commission, or any successor agency thereto with respect to the regulation or registration of securities.

                  "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

                  "Company" means the party named as such in the recitals hereto until a successor replaces it pursuant to this Indenture.

                  "Consolidated EBITDA" means, for any period, the sum (without duplication) of (i) Consolidated Net Income and (ii) to the extent Consolidated Net Income has been reduced thereby, (A) all income taxes of the Company and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period,
(B) Consolidated Interest Expense, (C) Consolidated Non-cash Charges less any non-cash items increasing Consolidated Net Income for such period, (D) executive compensation expense not to exceed $5.0 million incurred in the fiscal year ended December 31, 1997 and (E) write-offs in the fiscal year ending December 31, 1998 of amounts, not to exceed $3.0 million, due from a company owned by Kenneth Levine and Richard Rutta, all as determined on a consolidated basis for the Company and its Restricted Subsidiaries in accordance with GAAP.

                  "Consolidated Fixed Charge Coverage Ratio" means the ratio of Consolidated EBITDA during the four full fiscal quarters (the "Four Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date") to Consolidated Fixed Charges for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to (i) the incurrence or repayment of any Indebtedness of the Company or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period and (ii) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and including, without limitation, by giving pro forma effect to any Consolidated EBITDA (provided that such pro forma Consolidated EBITDA shall be calculated in a manner consistent with the exclusions in the definition of "Consolidated Net Income") attributable to the assets which are the subject of the Asset Acquisition or Asset Sale during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period. If the Company or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if the Company or any of its Restricted Subsidiaries had directly incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio," (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; (2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and (3) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

                  "Consolidated Fixed Charges" means, for any period, the sum, without duplication, of (i) Consolidated Interest Expense (excluding any amortization or write off of deferred financing costs), plus (ii) the product of
(x) the amount of all dividend payments on any series of Preferred Stock of the Company (other than dividends paid in Qualified Capital Stock) paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of the Company, expressed as a decimal.

                  "Consolidated Interest Expense" means, for any period, the sum of, without duplication: (i) the aggregate of the interest expense of the Company and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including, without limitation, (a) any amortization of debt discount and any amortization or write off of deferred financing costs, (b) the net costs under Interest Swap Obligations, (c) all capitalized interest and (d) the interest portion of any deferred payment obligation; and (ii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Net Income" means, for any period, the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom (a) net after-tax gains from Asset Sales or abandonments or reserves relating thereto, (b) net after-tax items classified as extraordinary or nonrecurring gains or losses, (c) the net income of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Restricted Subsidiary of the Company or is merged or consolidated with the Company or any Restricted Subsidiary of the Company, (d) the net income (but not loss) of any Restricted Subsidiary of the Company to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income is restricted by contract, operation of law or otherwise, (e) the net income of any Person, other than a Restricted Subsidiary of the Company, except to the extent of cash dividends or distributions paid to the Company or to a Restricted Subsidiary of the Company by such Person, (f) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date and (g) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued).

                  "Consolidated Net Worth" of any Person means the consolidated stockholders' equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to Disqualified Capital Stock of such Person.

                  "Consolidated Non-cash Charges" means, for any period, the aggregate depreciation, amortization and other non-cash expenses of the Company and its Restricted Subsidiaries reducing Consolidated Net Income of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve for cash charges for any future period).

                  "Corporate Trust Office" means the principal office of the Trustee where it conducts its corporate trust administrative functions, which office is currently located at Goodwin Square, 225 Asylum Street, 23rd Floor, Hartford, CT 06103.

                  "Covenant  Defeasance"  has the  meaning  set forth in Section
8.01.

                  "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

                  "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

                  "Defaulted  Interest"  has the  meaning  set forth in  Section
2.13.

                  "Depository" means, with respect to the Notes issued in the form of one or more Global Notes, The Depository Trust Company or another Person designated as Depository by the Company, which must be a clearing agency registered under the Exchange Act.

                  "Disqualified Capital Stock" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof, in any case, on or prior to the final maturity date of the Notes. Notwithstanding the foregoing, in no event shall the Senior Preferred Stock be deemed to be Disqualified Capital Stock.

                  "Employment Agreements" means the employment agreements, dated as of the Issue Date, between the Company and each of Kenneth Levine, Richard Rutta, Norman Harris and Michael Sumsky, as any such agreement may be extended or amended from time to time to the extent that any such extension or amendment does not have the effect of increasing in any material respect the payments permitted to be made under such agreements pursuant to clause (i) of Section 4.12(b).

                  "Event of Default" has the meaning set forth in Section 6.01.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

                  "Exchange Notes" has the meaning assigned in the recital hereto.

                  "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.

                  "fair market value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the

Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Trustee.

                  "Final Maturity Date" means April 1, 2008.

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

                  "GEI" means Green Equity Investors II, L.P.

                  "Global Note" means a note evidencing all or a portion of the Notes issued to the Depository or its nominee in accordance with Section 2.01 and bearing the legend set forth in Section 2.02(b).

                  "Guarantees" means the future guarantees of the Notes and the Obligations of the Company under the Indenture provided by any Subsidiary Guarantors pursuant to Section 4.17 and Article Ten.

                  "incur" has the meaning set forth in Section 4.04.

                  "Indebtedness" means with respect to any Person, without duplication, (i) the principal amount (or, if less, the accreted value) of all obligations of such Person for borrowed money, (ii) the principal amount (or, if less, the accreted value) of all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all Capitalized Lease Obligations of such Person, (iv) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted), (v) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (vi) guarantees and other contingent obligations of such Person in respect of Indebtedness referred to in clauses (i) through (v) above and clause
(viii) below, (vii) all Indebtedness of any other Person of the type referred to in clauses (i) through (vi) which are secured by any lien on any property or asset of such Person, the amount of such Indebtedness being deemed to be the lesser of the fair market value of such property or asset or the amount of the Indebtedness so secured, (viii) all obligations under currency agreements and interest swap agreements of such Person and (ix) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

                  "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

                  "Independent Financial Advisor" means an accounting firm, appraisal firm, investment banking firm or consultant to Persons engaged in a Related Business, in each case, of nationally recognized standing that is, in the judgment of the Company's Board of Directors, qualified to perform the task for which it has been engaged.

                  "Initial Notes" has the meaning set forth in the recitals hereto.

                  "Initial Purchasers" means First Union Capital Markets, a division of Wheat First Securities, Inc., BT Alex. Brown Incorporated and Donaldson, Lufkin & Jenrette Securities Corporation.

                  "Interest Payment Date" means the stated due date of an installment of interest on the Notes.

                  "Interest Swap Obligations" means the obligations of any Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

                  "Investment" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person. "Investment" shall exclude accounts receivable or deposits arising in the ordinary course of business. For purposes of Section 4.03, "Investment" shall include and be valued at the fair market value of the net assets of any Restricted Subsidiary of the Company at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Restricted Subsidiary would cease to be a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Restricted Subsidiary not sold or disposed of.

                  "Issue Date" means the date of original issuance of the Initial Notes.

                  "Legal Defeasance" has the meaning set forth in Section 8.01.

                  "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

                  "Management Services Agreement" means the Management Services Agreement, dated as of the Issue Date, between the Company and Leonard Green & Partners, L.P., substantially as in effect on the Issue Date.

                  "Management Subscription and Stockholders Agreements" mean each of the Management Subscription and Stockholders Agreements, dated as of the Issue Date, among the Company, Green Equity Investors II, L.P. and an employee or director of the Company and/or one or more of its Subsidiaries, as any such agreement may be amended from time to time.

                  "Moody's" means Moody's Investors Service, Inc. and its successors.

                  "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Restricted Subsidiaries from such Asset Sale net of (a) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions), (b) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements, (c) repayment of Indebtedness that is required to be repaid in connection with such Asset Sale,
(d) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, and (e) that portion of the cash or Cash Equivalents attributable to the Capital Stock of a Restricted Subsidiary which is not a Wholly Owned Restricted Subsidiary of the Company held, directly or indirectly, by any Person which is not the Company or a Wholly Owned Restricted Subsidiary of the Company.

                  "Net  Proceeds  Offer"  has the  meaning  set forth in Section
4.15.

                  "Net  Proceeds  Offer  Amount"  has the  meaning  set forth in
Section 4.15.

                  "Net Proceeds Offer Payment Date" has the meaning set forth in
Section 4.15.

                  "Net Proceeds Offer Trigger Date" has the meaning set forth in
Section 4.15.

                  "Notes" means the Initial Notes, the Exchange Notes and any notes issued pursuant to Section 2.03, treated as a single class of notes, as amended or supplemented from time to time in accordance with the terms of this Indenture.

                  "Noteholder" or "Holder" means the Person in whose name a Note is registered on the Registrar's books.

                  "Obligations" has the meaning set forth in Section 10.01.

                  "Offering   Memorandum"   means  the   Confidential   Offering
Memorandum of the Company dated March 26, 1998.

                  "Officer" means, with respect to any Person, the Chairman of the Board, any Co-Chairman of the Board, the Vice Chairman of the board, the Chief Executive Officer, any Co-Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Controller, the Treasurer or the Secretary of such Person.

                  "Officers' Certificate" means a certificate signed by two Officers of the Company.

                  "Offshore Global Notes" has the meaning set forth in Section 2.01.

                  "Offshore Physical Notes" has the meaning set forth in Section 2.01.

                  "Offshore  Notes  Exchange  Date" has the meaning set forth in
Section 2.01.

                  "Opinion of Counsel" means a written opinion from legal counsel which opinion is reasonably acceptable to the Trustee and which counsel may be counsel to or an employee of the Company or counsel to the Trustee.

                  "Participants" has the meaning set forth in Section 2.16.

                  "Permanent  Offshore Global Note" has the meaning set forth in
Section 2.01.

                  "Paving Agent" has the meaning set forth in Section 2.04.

                  "Permitted Holders" means Green Equity Investors II, L.P., its Affiliates and Related Parties and senior management of the Company on the Issue Date.

                  "Permitted Indebtedness" means, without duplication, each of the following:

                  (i) Indebtedness in an aggregate principal amount not to exceed $100.0 million under the Notes, the Guarantees and this Indenture and any replacement Notes therefor issued pursuant to
           Section 2.08;

                  (ii) Indebtedness of the Company and the Subsidiary Guarantors incurred under the Bank Facility in an aggregate principal amount at any time outstanding not to exceed $35.0 million less the amount of any permanent prepayments of Indebtedness made with the Net Cash Proceeds of an Asset Sale pursuant to clause (iii) (A) of the first sentence of Section 4.15.

                  (iii) other Indebtedness of the Company and the Subsidiary Guarantors outstanding on the Issue Date;

                  (iv) Interest Swap Obligations of the Company covering Indebtedness of the Company or any of its Restricted .Subsidiaries and Interest Swap Obligations of any Restricted Subsidiary of the Company covering Indebtedness of such Restricted Subsidiary; provided, however, that such Interest Swap Obligations are entered into to protect the Company and its Restricted Subsidiaries from fluctuations in interest rates on Indebtedness incurred in accordance with this Indenture to the extent the notional principal amount of such Interest Swap Obligation does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligation relates;

                  (v) Indebtedness of a Restricted Subsidiary of the Company to the Company or to a Wholly Owned Restricted Subsidiary of the Company for so long as such Indebtedness is held by the Company or a Wholly Owned Restricted Subsidiary of the Company, in each case subject to no Lien securing Indebtedness other than Permitted Liens; provided that if as of any date any Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness securing Indebtedness other than Permitted Liens, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness;

                  (vi) Indebtedness of the Company to a Wholly Owned Restricted Subsidiary of the Company for so long as such Indebtedness is held by a Wholly Owned Restricted Subsidiary of the Company, in each case subject to no Lien securing Indebtedness other than Permitted Liens; provided that if as of any date any Person other than a Wholly Owned Restricted Subsidiary of the Company owns or holds any such Indebtedness or any Person other than a Wholly Owned Restricted
           Subsidiary of the Company holds a Lien in respect of such Indebtedness securing Indebtedness other than Permitted Liens, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the Company;

                  (vii) Indebtedness of the Company or any of its Restricted Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within two Business Days of incurrence;

                  (viii) Indebtedness of the Company or any of its Restricted Subsidiaries represented by letters of credit for the account of the Company or any Restricted Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

                  (ix) Refinancing Indebtedness;

                  (x) Capitalized Lease Obligations and Purchase Money Indebtedness of the Company or any of the Subsidiary Guarantors in an aggregate principal amount not to exceed $5.0 million at any one time outstanding; and

                  (xi) additional Indebtedness of the Company or any of its Restricted Subsidiaries in an aggregate principal amount not to exceed $10.0 million at any one time outstanding (which amount may, but need not, be incurred in whole or in part under the Bank Facility); provided, however, that the Indebtedness of Restricted Subsidiaries that are not Subsidiary Guarantors permitted by this clause (xi) shall not exceed $2.0 million at any one time outstanding.

                  "Permitted Investments" means (i) Investments by the Company or any Restricted Subsidiary of the Company in any Person that is or will become, or Investments by the Company or any Restricted Subsidiary of the Company which result in any Person becoming, in any case, immediately after such Investment, a Restricted Subsidiary of the Company or that will merge or consolidate into the Company or a Restricted Subsidiary of the Company; (ii) Investments by any Restricted Subsidiary of the Company in the Company; (iii) Investments in cash and Cash Equivalents; (iv) Investments existing as of the Issue Date and any extension, modification or renewal of such Investment (but not increases thereof, other than as a result of the accrual or accretion of interest or original issue discount pursuant to the terms of such Investment);
(v) transactions or arrangements with officers, directors or employees of the Company or any Subsidiary of the Company entered into in the ordinary course of business (including compensation or employee benefit arrangements with any officer or director of the Company or any Subsidiary of the Company permitted under Section 4.10); (vi) Investments received as a result of the bankruptcy or reorganization of any Person or taken in settlement of or other resolution of claims or disputes, and, in each case, extensions, modifications and renewals thereof; (vii) Investments made by the Company or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with Section 4.15 or any exchange of any such Investment with the issuer thereof, and extensions, modifications and renewals thereof; and (viii) other Investments not to exceed $2.0 million at any one time outstanding.

                  "Permitted Liens" means the following types of Liens:

                  (i) Liens securing Indebtedness incurred under the Bank Facility or pursuant to clause (xi) of the definition of Permitted Indebtedness;

                  (ii) Liens securing letters of credit issued in the ordinary course of business consistent with past practice in connection with workers' compensation, unemployment insurance and other types of social security;

                  (iii) any interest or title of a lessor under any Capitalized Lease Obligation; provided that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation;

                  (iv) Liens securing Purchase Money Indebtedness of the Company or any Restricted Subsidiary of the Company; provided, however, that
           (A) the Purchase Money Indebtedness shall not exceed the cost of such property or assets and shall not be secured by any property or assets of the Company or any Restricted Subsidiary of the Company other than the property and assets so acquired and (B) the Lien securing such Indebtedness shall be created within 90 days of such acquisition;

                  (v) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

                  (vi) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

                  (vii) Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under this Indenture;

                  (viii) Liens securing Acquired Indebtedness incurred in accordance with Section 4.04; provided that (A) such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and (B) such Liens do not extend to or cover any property or assets of the Company or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary of the Company and are not materially more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company;

                  (ix) Liens created under this Indenture;

                  (x) Liens of the Company or a Wholly Owned Restricted Subsidiary of the Company on assets of any Restricted Subsidiary of the Company; and

                  (xi) Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness which has been secured by a Lien permitted under this Indenture and which has been incurred in accordance with the provisions of this Indenture; provided, however, that such Liens (X) are not materially less favorable to the Holders and are not materially more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced and (Y) do not extend to or cover any property or assets of the Company or any of its Subsidiaries not securing the indebtedness so Refinanced.

                  "Person"  means  an  individual,   partnership,   corporation,
limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

                  "Physical Notes" has the meaning set forth in Section 2.01.

                  "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights over any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

                  "Private  Placement  Legend"  has the  meaning  set  forth  in
Section 2.02.

                  "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms of this Indenture, a calculation in accordance with Article 11 of Regulation S-X under the Securities Act as interpreted by the Company's Board of Directors in consultation with its independent certified public accountants.

                  "Public Equity Offering" means an underwritten public offering of Qualified Capital Stock of the Company pursuant to a registration statement filed with the Commission in accordance with the Securities Act or any successor statute.

                  "Purchase Agreement" means the Note Purchase Agreement dated as of March 26, 1998 by and among the Company and the Initial Purchasers.

                  "Purchase Money Indebtedness" means Indebtedness of the Company and its Restricted Subsidiaries incurred in connection with the purchase of businesses (including Capital Stock of businesses primarily engaged in a Related Business), properties or assets for the business of the Company and its Restricted Subsidiaries and any Refinancing thereof.

                  "Qualified Capital Stock" means the Senior Preferred Stock and any other Capital Stock that is not Disqualified Capital Stock.

                  "Qualified Institutional Buyer" or "QIB" means a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act.

                  "Record Date" means the applicable Record Date specified in the Notes; provided that if any such date is not a Business Day, the Record Date shall be the first day immediately preceding such specified day that is a Business Day.

                  "Redemption Date," when used with respect to any Notes to be redeemed, means the date fixed for such redemption pursuant to this Indenture and the Notes.

                  "Redemption Price," when used with respect to any Notes to be redeemed, means the price fixed for such redemption pursuant to this Indenture and the Notes.

                  "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

                  "Refinancing Indebtedness" means any Refinancing by the Company or any Restricted Subsidiary of the Company of Indebtedness incurred in accordance with Section 4.04 (other than pursuant to clause (ii), (iv), (v), (vi), (vii), (viii), (x) or (xi) of the definition of Permitted Indebtedness), to the extent that such Refinancing does not (1) result in an increase in the aggregate principal amount of the Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Company in connection with such Refinancing) or (2) create Indebtedness with (A) at Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or (B) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; provided that (x) if such Indebtedness being Refinanced is Indebtedness solely of the Company, then such Refinancing Indebtedness shall be Indebtedness solely of the Company and (y) if such Indebtedness being Refinanced is subordinate or junior to the Notes, then such Refinancing Indebtedness shall be subordinate to the Notes at least to the same extent and in the same manner as the Indebtedness being Refinanced.

                  "Registered Exchange Offer" means the offer to exchange the Exchange Notes for all of the outstanding Initial Notes in accordance with the Registration Rights Agreement.

                  "Registrar" has the meaning set forth in Section 2.04.

                  "Registration Rights Agreement" means the Registration Rights Agreement dated as of the Issue Date between the Company and the Initial Purchasers.

                  "Regulation S" means Regulation S under the Securities Act.

                  "Related Business" means a business whose revenues are derived from the general business conducted by the Company on the Issue Date or any business or activity that (in the good faith judgment of Board of Directors of the Company) is reasonably related thereto or a reasonable extension, development or expansion thereof or ancillary thereto.

                  "Related Party" means, with respect to Green Equity Investors II, L.P., any partnership, corporation or other Person which is managed or controlled by Leonard Green & Partners, L.P. or any Affiliate thereof.

                  "Replacement  Assets"  has the  meaning  set forth in  Section
4.15.

                  "Responsible Officer" means, when used with respect to the Trustee, any officer in the Corporate Trust Office of the Trustee including any vice president, assistant vice president, assistant secretary, treasurer, assistant treasurer, or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such officer's knowledge of and familiarity with the particular subject.

                  "Restricted  Payments"  has the  meaning  set forth in Section
4.03.

                  "Restricted  Security"  has the  meaning set forth in Rule 144
(a) (3) under the Securities Act; provided that the Trustee shall be entitled to request and conclusively rely upon an opinion of Counsel with respect to whether any Note is a Restricted Security.

                  "Restricted Subsidiary" of the Company means any Subsidiary of the Company which at the time of determination is not an Unrestricted Subsidiary.

                  "Rule 144A" means Rule 144A under the Securities Act.

                  "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person by whom funds have been or are to be advanced on the security of such Property.

                  "S&P" means Standard & Poor's Corporation and its successors.

                  "Securities Act" means the Securities Act of 1933, as amended, or any successor statute or statutes thereto.

                  "Senior Preferred Stock" means the Series A 12% Senior Redeemable Cumulative Preferred Stock of the Company issued pursuant to the Certificate of Designations, Preferences and Relative, Participating, Optional and Other Special Rights of Series A 12% Senior Redeemable Cumulative Preferred Stock, as in effect on the Issue Date.

                  "Significant Subsidiary" shall have the meaning set forth in Rule 1.02(w) of Regulation S-X under the Securities Act.

                  "Special Record Date" means a date fixed by the Trustee pursuant to Section 2.13 for the payment of Defaulted Interest.

                  "Stock  Purchase  Agreement"  means  the  Second  Amended  and
Restated Stock Purchase and Sale Agreement, dated as of January 15, 1998, as amended as of the Issue Date, by and among VGMC Corp., GEI, Diamond Auto Glass Works, Inc., Triumph Auto Glass, Inc., the Company, A Above Average Glass Company by Diamond, Inc., A-AA Triumph Auto Glass, Inc., (Scranton Holdings, Inc., Diamond/Triumph Auto Export Sales Co., Inc., A-Auto Glass by Triumph, Inc,, A-Auto Glass Company by Diamond, Inc,, Kenneth Levine and Richard Rutta.

                  "Stockholders Agreement" means the Stockholders Agreement dated as of the Issue Date among GEI, Kenneth Levine, Richard Rutta and the Company, as such agreement may be amended from time to time, provided that no such amendment shall have the effect of increasing in any material respect the cost to the Company of the transactions, payments or expenses permitted under such agreement pursuant to clause (ii) of
Section 4.10(b).

                  "Subordinated Management Fees" means the management fees payable under the Management Services Agreement, which fees are subordinated in right of payment, as provided in the Management Services Agreement, to the prior payment in full in cash of all obligations of the Company with respect to the Notes, whether for principal of, premium, if any or interest, or Additional Interest, if any, on the Notes, expenses, indemnification or otherwise.

                  "Subsidiary," with respect to any Person, means (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person; or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

                  "Subsidiary Guarantor" means each future Restricted Subsidiary of the Company that executes a supplemental indenture in which such Restricted Subsidiary agrees to be bound by the terms and provisions of this Indenture as a Subsidiary Guarantor including, without limitation, the terms and provisions of Article Ten.

                  "Surviving Entity" has the meaning set forth in Section 5.01.

                  "Temporary  Offshore Global Note" has the meaning set forth in
Section 2.01.

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb), as amended, as in effect on the date of the execution of this Indenture until such time as this Indenture is qualified under the TIA, and thereafter as in effect on the date on which this Indenture is qualified under the TIA, except as otherwise provided in Section 9.03.

                  "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

                  "U.S. Global Note" has the meaning set forth in Section 2.01.

                  "U.S. Government Obligations" shall have the meaning set forth in Section 8.01.

                  "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

                  "U.S.  Physical  Notes" has the  meaning  set forth in Section
2.01.

                  "Unrestricted  Subsidiary"  means  (i) any  Subsidiary  of the
Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company or any Restricted Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that (A) either (1) the Subsidiary to be so designated has total assets of $1,000 or less or (2) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.03 and (B) such Subsidiary to be so designated and each of its Subsidiaries has not at the time of such designation, and does not thereafter, incur any Indebtedness pursuant to which the lender has recourse to any of the assets or properties of the Company or any of its Restricted Subsidiaries (except to the extent such recourse arises pursuant to an Investment permitted by this Indenture). The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that (x) any Indebtedness of such Subsidiary outstanding at the time of such designation shall be deemed to have been incurred at such time and (y) immediately after giving effect to such designation and such incurrence no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced by the Company to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

                  "Weighted Average Life to Maturity" means, when applied to any Indebtedness (including any Disqualified Capital Stock) at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding principal amount or liquidation preference, as applicable, of such Indebtedness.

                  "Wholly Owned Restricted Subsidiary" of the Company means any Restricted Subsidiary of the Company of which all the outstanding voting securities (other than in the case of a foreign Restricted Subsidiary, directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by the Company or any Wholly Owned Restricted Subsidiary of the Company.

SECTION 1.02.     Incorporation by Reference of TIA.

                  Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

                  "indenture securities" means the Notes.

                  "indenture security holder" means a Holder or a Noteholder.

                  "indenture to be qualified" means this Indenture.

                  "indenture trustee" or "institutional trustee" means the Trustee.

                  "obligor" on the "indenture securities" means the Company, any Subsidiary Guarantor or any other obligor on the Notes.

                  All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule and, in each case, not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.03.     Rules of Construction.

                  Unless the context otherwise requires:

                  (1) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (2) "or" is not exclusive;

                  (3) words in the singular include the plural, and words in the plural include the singular;

                  (4) provisions  apply to successive  events and  transactions;
           and

                  (5) "herein," "hereof' and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                                  ARTICLE Two

                                    THE NOTES

SECTION 2.01.     Form and Dating.

                  The Initial Notes and the Trustee's certificate of authentication thereof shall be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Exchange Notes and the Trustee's certificate of authentication thereof shall be substantially in the form of Exhibit B hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company and the Trustee shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its issuance and shall show the date of its authentication.

                  The terms and provisions contained in the Notes, annexed hereto as Exhibits A and B, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

                  Notes offered and sold in reliance on Rule 144A shall be issued in the form of one or more permanent Global Notes in registered form, substantially in the form set forth in Exhibit A (each a "U.S. Global Note") deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of a U.S. Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository or its nominee, as hereinafter provided.

                  Notes offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of one or more temporary Global Notes in registered form, substantially in the form set forth in Exhibit A (each a "Temporary Offshore Global Note"), deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided. At any time after the 41st day following the original issuance of a Temporary Offshore Global Note (an "Offshore Notes Exchange Date"), upon receipt by the Trustee and the Company of a certificate substantially in the form of Exhibit C hereto, one or more permanent Global Notes in registered form substantially in the form set forth in Exhibit A (each a "Permanent Offshore Global Note" and, together with the Temporary Offshore Global Note, the "Offshore Global Notes"), shall be deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided, and the Trustee, as custodian for the depository or its nominee, shall reflect on its books and records the date and a decrease in the principal amount of such Temporary Offshore Global Note transferred in exchange for such Permanent Offshore Global Note.

                  Notes which are offered and sold to Accredited Investors which are not QIBs (excluding Non-U.S. Persons), and Notes offered and sold in reliance on any other exemption from the registration requirements under the Securities Act, other than as described above, shall be issued in the form of permanent certificated Notes in registered form, substantially in the form set forth in Exhibit A (the "U.S. Physical Notes"), duly executed by the Company and authenticated by the Trustee as hereinafter provided. Notes issued pursuant to
Section 2.16(b) or 2.17(d) in exchange for interests in the Offshore Global Notes shall be in the form of permanent certificated Notes in registered form substantially in the form set forth in Exhibit A (the "Offshore Physical Notes" and, together with the U.S. Physical Notes, the "Physical Notes").

                  The definitive Notes shall .be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the Officers executing such Notes, as evidenced by their execution of such Notes.

SECTION 2.02.     Restrictive Legends.

                  (a) (i) Each U.S. Global Note and U.S. Physical Note shall bear the legend set forth below (the "Private Placement Legend") unless and until (1) such Note is exchanged for an Exchange Note in connection with the Registered Exchange Offer, (2) such Note is offered and sold pursuant to an effective registration statement under the Securities Act or (3) receipt by the Trustee of an Opinion of Counsel reasonably satisfactory to the Trustee and the Company to the effect that neither the Private Placement Legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act and (ii) each Offshore Global Note shall bear the Private Placement Legend until at least 41 days after the date of its original issuance and receipt by the Company and the Trustee of a certificate substantially in the form of Exhibit C attached hereto: .

                  THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN "ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT; (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS NOTE RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT IS ACQUIRING THE NOTE FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE NOTES OF U. S. $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, AND THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), (D) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT; AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS

                  LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS NOTE, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

                  (b) Each Global Note, whether or not an Exchange Note, shall also bear the following legend on the face thereof:

                  UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
                  NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO THE DEPOSITORY TRUST COMPANY OR NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.17 OF THE INDENTURE.

SECTION 2.03.     Execution and Authentication.

                  Two Officers, or an Officer and an Assistant Secretary, shall sign, or one Officer shall sign and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Notes for the Company by manual or facsimile signature. The Company's seal may also be reproduced on the Notes.

                  If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

                  A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. Such signature shall be conclusive evidence that the Note has been authenticated by the Trustee under this Indenture.

                  The Trustee shall authenticate (i) the Initial Notes for original issue on the Issue Date in the aggregate principal amount not to exceed $100,000,000, (ii) the Exchange Notes from time to time only in exchange for a like principal amount of Initial Notes, and (iii) Notes issued in one or more series (such Notes to be substantially in the form of Exhibit A or Exhibit B (and if in the form of Exhibit A, a like principal amount of Notes in the form of Exhibit B in exchange therefor)) in each case upon receipt by the Trustee of a written order of the Company (an "Authentication Order") and an Officers' Certificate. The Authentication Order shall specify the amount of Notes to be authenticated, the series of Notes and the date on which the Notes are to be authenticated. Upon receipt of an Authentication Order and an Officers' Certificate, the Trustee shall authenticate Notes in substitution for Notes originally issued to reflect any name change of the Company.

                  The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company and Affiliates of the Company.

                  The Notes shall be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

SECTION 2.04.     Registrar and Paying Agent.

                  The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York, where (a) Notes may be presented or surrendered for registration of transfer or for exchange ("Registrar"), (b) Notes may be presented or surrendered for payment ("Paying Agent") and (c) notices and demands in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company, upon notice to the Trustee, may have one or more Co-Registrars and one or more additional Paying Agents reasonably acceptable to the Trustee. The term "Paying Agent" includes any additional Paying Agent. Neither the Company nor any Affiliate of the Company may act as Paying Agent.

                  The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall incorporate the provisions of the TIA and implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee, in advance, of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such.

                  The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of demands and notices in connection with the Notes, until such time as the Trustee has resigned or a successor has been appointed. The Paying Agent or Registrar may resign upon 30 days notice to the Company.

SECTION 2.05.     Paving Agent To Hold Assets in Trust.

                  The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, premium, if any, and interest and Additional Interest, if any, on the Notes, and shall notify the Trustee of any Default by the Company in making any such payment. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets distributed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent shall have no further liability for such assets.

SECTION 2.06.     Noteholder Lists.

                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee before each Record Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably require of the names and addresses of Holders, which list may be conclusively relied upon by the Trustee.

SECTION 2.07.     Transfer and Exchange.

                  Subject to the provisions of Sections 2.16 and 2.17, when Notes are presented to the Registrar or a Co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations of the same series, the Registrar or Co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Notes surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or Co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other governmental charge payable upon exchanges or transfers pursuant to Section 2.03, 2.11, 3.06, 4.14, 4.15 or 9.05 in which event the Company shall be responsible for the payment of such taxes or governmental charges). The Registrar or Co-Registrar shall not be required to register the transfer of or exchange of any Note (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Note being redeemed in part.

                  Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by the Depository (or its agent), and that ownership of a beneficial interest in a Global Note shall be required to be reflected in a book entry.

SECTION 2.08.     Replacement Notes.

                  If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement
Note if the Trustee's requirements are met. If required by the Trustee or the Company, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee and any Agent from any loss which any of them may suffer if a Note is replaced. The Company may charge such Holder for its reasonable out-of-pocket expenses in replacing a Note, including reasonable fees and expenses of counsel.

                  Every replacement Note is an additional obligation of the Company.

SECTION 2.09.     Outstanding Notes.

                  Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Subject to Section 2.10, a Note does not cease to be outstanding because the Company or any of its Affiliates holds the Note.

                  If a Note is replaced pursuant to Section 2.08 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.08.

                  If on a Redemption Date or the Final Maturity Date the Paying Agent holds U.S. Legal Tender sufficient to pay all of the principal and interest due on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them shall cease to accrue.

SECTION 2.10.     Treasury Notes.

                  In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any of its Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee actually knows are so owned shall be disregarded.

                  The Trustee may require an Officers' Certificate listing Notes owned by the Company or its Affiliates.

SECTION 2.11.     Temporary Notes.

                  Until definitive Notes are ready for delivery, the Company may prepare, and the Trustee shall authenticate, temporary Notes upon receipt of a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Notes to be authenticated and the date on which the temporary Notes are to be authenticated. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

SECTION 2.12.     Cancellation.

                  The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel and, at the written direction of the Company, shall dispose of all Notes surrendered for transfer, exchange, payment or cancellation, provided that the Trustee shall not be required to destroy Notes. Subject to
Section 2.08, the Company may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.12.

SECTION 2.13.     Defaulted Interest.

                  If the Company defaults in a payment of principal or interest on the Notes, it shall pay, to the extent such payments are lawful, interest on overdue principal and on overdue installments of interest (without regard to any applicable grace periods) (herein called "Defaulted Interest") at the rate of 2.0% per annum in excess of the rate shown on the Notes. When any installment of interest becomes Defaulted Interest, such installment shall forthwith cease to be payable to the Holders in whose names the Notes were registered on the Record Date applicable to such installment of interest. Defaulted Interest, and any interest payable on such Defaulted Interest, may be paid by the Company, at its election, as provided in clause (a) or (b) below.

                  (a) The Company may elect to make payment of any Defaulted Interest, and any interest payable on such Defaulted Interest, to the Holders in whose names the Notes are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on the Notes and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Holders entitled to such Defaulted Interest as provided in this Section 2.13(a). Thereupon the Trustee shall fix a Special
Record Date for the payment of such Defaulted Interest which shall be not more than 15 calendar days and not less than 10 calendar days prior to the date of the proposed payment and not less than 10 calendar days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be sent, first-class mail, postage prepaid, to each Holder at such Holder's address as it appears in the registration books of the Registrar, not less than 10 calendar days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Holders in whose names the Notes are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b); or

                  (b) The Company may make payment of any Defaulted Interest, and any interest payable on such Defaulted Interest, on the Notes in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause (b), such manner of payment shall be deemed practicable by the Trustee.

                  Subject to the foregoing provisions of this Section 2.13, each Note delivered under this Indenture upon registration of transfer of, or in exchange for, or in lieu of, any other Note, shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

SECTION 2.14.     CUSIP Number.

                  The Company in issuing the Notes will use one or more CUSIP numbers and the Trustee shall use the CUSIP numbers in notices of redemption or exchange as a convenience to Holders. The Trustee and the Company shall not be liable for any defect or inaccuracy in the CUSIP numbers that appear on any Note or in any redemption notice. The Trustee, in its discretion, may include in any notice a statement to the effect that the CUSIP numbers on the Notes have been assigned by an independent service and are included in such notice solely for the convenience of the Holders and that neither the Trustee nor the Company make any representation as to the correctness or accuracy of the CUSIP numbers printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee of any change in the CUSIP numbers.

                  In the event that the Company shall issue and the Trustee shall authenticate any Notes issued under this Indenture subsequent to the Issue Date pursuant to clause (iii) of the first sentence of the fourth paragraph of
Section 2.03, the Company shall use its best efforts to obtain the same CUSIP number for such Notes as is printed on the Notes outstanding at such time; provided, however, that if any series of Notes issued under this Indenture subsequent to the Issue Date is determined, pursuant to an Opinion of Counsel of the Company in a form reasonably satisfactory to the Trustee to be a different class of security than the Notes outstanding at such time for federal income tax purposes, the Company may obtain a CUSIP number for such Notes that is different than the CUSIP number printed on the Notes then outstanding.

                  Notwithstanding the foregoing, all Notes issued under this Indenture shall vote and consent together on all matters as one class and no series of Notes will have the right to vote or consent as a separate class on any matter.

SECTION 2.15.     Deposit of Moneys.

                  Prior to 10:00 a.m. New York City time on each Interest Payment Date and the Final Maturity Date, the Company shall have deposited with the Paying Agent in immediately available funds U.S. Legal Tender sufficient to make cash payments due on such Interest Payment Date or Final Maturity Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date or Final Maturity Date, as the case may be.

SECTION 2.16.     Book-Entry Provisions for Global Notes.

                  (a) The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Section 2.02.

                  Members of, or participants in, the Depository ("Participants") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Note, and the Depository may be treated by the Company, any Subsidiary, the Trustee and any agent of the Company, any Subsidiary, or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, any Subsidiary, the Trustee or any agent of the Company, any Subsidiary, or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

                  (b) Transfers of Global Notes shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depository and the provisions of Section 2.17. In addition, Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Notes if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for any Global Note and a successor Depository is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depository to issue Physical Notes.

                  (c) In connection with any transfer or exchange of a portion of the beneficial interest in a Global Note to beneficial owners pursuant to paragraph (b) of this Section 2.16, the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute and the Trustee shall authenticate and make available for delivery, one or more Physical Notes of like tenor and amount.

                  (d) In connection with the transfer of Global Notes as an entirety to beneficial owners pursuant to paragraph (b) of this Section 2.16, the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall upon written instructions from the Company authenticate and make available for delivery, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Physical Notes of authorized denominations.

                  (e) Any Physical Note constituting a Restricted Security delivered in exchange for an interest in a Global Note pursuant to paragraph (b) of this Section 2.16 shall, except as otherwise provided by Section 2.17, bear the Private Placement Legend.

                  (f) The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Notes.

SECTION 2.17.     Registration of Transfers and Exchanges.

                  (a) Transfer and Exchange of Physical Notes. When Physical Notes are presented to the Registrar or Co-Registrar with a request:

                  (i) to register the transfer of the Physical Notes; or

                  (ii) to exchange such Physical Notes for an equal number of Physical Notes of other authorized denominations, the Registrar or Co-Registrar shall register the transfer or make the exchange as requested if the requirements under this Indenture as set forth in this Section 2.17 for such transactions are met; provided, however, that the Physical Notes presented or surrendered for registration of transfer or exchange:

                       (I) shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Registrar or Co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

                       (II) in the case of Physical Notes the offer and sale of which have not been registered under the Securities Act and which bear the Private Placement Legend, such Physical Notes shall be accompanied, in the sole discretion of the Company, by the following additional information and documents, as applicable:

                       (A) if such Physical Note is being delivered to the Registrar or Co-Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (substantially in the form of Exhibit D hereto); or

                       (B) if such Physical Note is being transferred to a Qualified Institutional Buyer in accordance with Rule 144A, a certification to that effect (substantially in the form of Exhibit D hereto); or

                       (C) if such Physical Note is being transferred to an Accredited Investor, delivery of a certification to that effect (substantially in the form of Exhibit D hereto) and a Transferee Certificate for Accredited Investors substantially in the form of Exhibit E hereto; or

                       (D) if such Physical Note is being transferred in reliance on Regulation S, delivery of a certification to that effect (substantially in the form of Exhibit D hereto) and a Transferee Certificate for Regulation S Transfers substantially in the form of Exhibit F hereto; or

                       (E) if such Physical Note is being transferred in reliance on Rule 144 under the Securities Act, delivery of a certification to that effect (substantially in the form of Exhibit D hereto); or

                       (F) if such Physical Note is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (substantially in the form of Exhibit D hereto) and an Opinion of Counsel reasonably acceptable to the Company to the effect that such transfer is in compliance with the rules and regulations under the Securities Act applicable to such exemption.

                  (b) Restrictions on Transfer of a Physical Note for a Beneficial Interest in a Global Note. A Physical Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Registrar or Co-Registrar of a Physical Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Registrar or Co-Registrar, together with:

                       (A) in the case of Physical Notes the offer and sale of which have not been registered under the Securities Act and which bear the Private Placement Legend, certification, substantially in the form of Exhibit D hereto, that such Physical Note is being transferred (I) to a Qualified Institutional Buyer or (II) in an offshore transaction in reliance on Regulation S; and

                       (B) written instructions directing the Registrar or Co-Registrar to make, or to direct the Depository to make, an endorsement on the applicable Global Note to reflect an increase in the aggregate amount of the Notes represented by the Global Note, then the Registrar or Co-Registrar shall cancel such Physical Note and cause, or direct the Depository to cause, in accordance with the standing instructions and procedures existing between the Depository and the Registrar or Co-Registrar, the principal amount of Notes represented by the applicable Global Note to be increased accordingly. If no Global Note representing Notes held by Qualified Institutional Buyers or Persons acquiring Notes in offshore transactions in reliance on Regulation S, as the case may be, is then outstanding, the Company shall issue and the Trustee shall, upon written instructions from the Company in accordance with Section 2.03, authenticate such a Global Note in the appropriate principal amount.

                  (c) Transfer and Exchange of Global Notes. (i) Subject to clause (ii) of this paragraph (c), the transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depository therefor. Upon receipt by the Registrar or Co-Registrar of written instructions, or such other instruction as is customary for the Depository, from the Depository or its nominee, requesting the registration of transfer of an interest in a Global Note to another type of Global Note, together with the applicable Global Notes (or, if the applicable type of Global Note required to represent the interest as requested to be transferred is not then outstanding, only the Global Note representing the interest being transferred), the Registrar or Co-Registrar shall cancel such Global Notes (or Global Note) and the Company shall issue and the Trustee shall, upon written instructions from the Company in accordance with Section 2.02, authenticate new Global Notes of the types so canceled (or the type so canceled and applicable type required to represent the interest as requested to be transferred) reflecting the applicable increase and decrease of the principal amount of Notes represented by such types of Global Notes, giving effect to such transfer. If the applicable type of Global Note required to represent the interest as requested to be transferred is not outstanding at the time of such request, the Company shall issue and the Trustee shall, upon written instructions from the Company in accordance with Section 2.02, authenticate a new Global Note of such type in principal amount equal to the principal amount of the interest requested to be transferred.

                  (ii) Notwithstanding clause (i) above, beneficial interests in a Temporary Offshore Global Note may not be transferred to a Person that takes delivery thereof in the form of an interest in a U.S. Global Note and beneficial interests in a U.S. Global Note may not be transferred to a Person that takes delivery thereof in the form of an interest in a Temporary Offshore Global Note.

                  (d) Transfer of a Beneficial Interest in a Global Note for a Physical Note.

                  (i) Any Person having a beneficial interest in a Global Note (other than a Temporary Offshore Global Note) may exchange upon request such beneficial interest for a Physical Note. Upon receipt by the Registrar or Co-Registrar of written instructions, or such other form of instructions as is customary for the Depository, from the Depository or its nominee on behalf of any Person having a beneficial interest in a Global Note and upon receipt by the Trustee of a written order or such other form of instructions as is customary for the Depository or the Person designated by the

           Depository as having such a beneficial interest containing registration instructions and, in the case of any such transfer or exchange of a beneficial interest in a Note the offer and sale of which has not been registered under the Securities Act and which bears the Private Placement Legend, the following additional information and documents:

                       (A) if such beneficial interest is being transferred to the Person designated by the Depository as being the beneficial owner, a certification from such Person to that effect (substantially in the form of Exhibit D hereto); or

                       (B) if such beneficial interest is being transferred to a Qualified Institutional Buyer in accordance with Rule 144A, a certification to that effect (substantially in the form of Exhibit D hereto); or

                       (C) if such beneficial interest is being transferred to an Accredited Investor, delivery of a certification to that effect (substantially in the form of Exhibit D hereto) and a Transferee Certificate for Accredited Investors substantially in the form of Exhibit E hereto; or

                       (D) if such beneficial interest is being transferred in reliance on Regulation S, delivery of a certification to that effect (substantially in the form of Exhibit D hereto) and a Transferee Certificate for Regulation S Transfers substantially in the form of Exhibit F hereto; or

                       (E) if such beneficial interest is being transferred in reliance on Rule 144 under the Securities Act, delivery of a certification to that effect (substantially in the form of Exhibit D hereto); or

                       (F) if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (substantially in the form of Exhibit D hereto) and an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the rules and regulations under the Securities Act applicable to such exemption, then the Registrar or Co-Registrar will cause, in accordance with the standing instructions and procedures existing between the Depository and the Registrar or Co-Registrar, the aggregate principal amount of the applicable Global Note to be reduced and, following such reduction, the Company will execute and, upon receipt of an authentication order in the form of an Officers' Certificate in accordance with Section 2.03, the Trustee will authenticate and make available for delivery to the transferee a Physical Note.

                  (ii) Notes issued in exchange for a beneficial interest in a Global Note pursuant to clause (d) of this Section 2.17 shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Registrar or Co-Registrar in writing. The Registrar or Co-Registrar shall make available for delivery such Physical Notes to the Persons in whose names such Physical Notes are so registered.

                  (e) Restrictions on Transfer and Exchange of Global Notes. Notwithstanding any other provisions of this Indenture, a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

                  (f) Private Placement Legend. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar or Co-Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar or Co-Registrar shall deliver only Notes that bear the Private Placement Legend unless, and the Trustee is hereby authorized and directed to deliver Notes without the Private Placement Legend if, (i) there is delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act, (ii) such Note has been sold pursuant to an effective registration statement under the Securities Act or (iii) such Note has been exchanged for an Exchange Note pursuant to the Registered Exchange Offer.

                  (g) General. By its acceptance of any Notes bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Notes set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Notes only as provided in this Indenture.

                  The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.16 or this Section
2.17. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

SECTION 2.18.     Additional Interest Under Registration Rights Agreement.

                  Under certain circumstances, the Company shall be obligated to pay Additional Interest to the Holders, all as set forth in Section 4 of the Registration Rights Agreement. The terms thereof are hereby incorporated herein by reference.

                                 ARTICLE Three

                                   REDEMPTION

SECTION 3.01.     Notices to Trustee.

                  If the Company elects to redeem Notes pursuant to Paragraph 5 or Paragraph 6 of the Notes, it shall notify the Trustee in writing of the Redemption Date, the Redemption Price and the principal amount of Notes to be redeemed. The Company shall give notice of redemption to the Paying Agent and Trustee at least 30 days but not more than 60 days before the Redemption Date (unless a shorter notice shall be agreed to by the Trustee in writing), together with an Officers' Certificate stating that such redemption will comply with the conditions contained herein.

SECTION 3.02.     Selection of Notes To Be Redeemed.

                  In the event that less than all of the Notes are to be redeemed at any time, selection of such Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed or, if such Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that no Notes of a principal amount of $1,000 or less shall be redeemed in part and Notes of a principal amount in excess of $1,000 may be redeemed in part in multiples of $1,000 only; and provided, further, that if a partial redemption is made with the proceeds of a Public Equity Offering, selection of the Notes or portions thereof for redemption shall, subject to the preceding proviso, be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of the Depository), unless such method is otherwise prohibited.

                  The Trustee shall make the selection from the Notes outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes in denominations of $1,000 or less may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Notes that have denominations larger than $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.03.     Notice of Redemption.

                  At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first class mail, postage prepaid, to each Holder whose Notes are to be redeemed at its registered address. At the Company's request made at least 45 days (unless a shorter period shall be acceptable to the Trustee) before the Redemption Date, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. Each notice for redemption shall identify the Notes to be redeemed (including the CUSIP number(s), if any) and shall state:

                  (1) the Redemption Date;

                  (2) the Redemption Price and the amount of accrued interest, if any, to be paid;

                  (3) the name and address of the Paying Agent;

                  (4) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price, including accrued interest, if any;

                  (5) that, unless the Company defaults in making the redemption payment, interest on Notes called for redemption shall cease to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Notes redeemed; i

                  (6) if any Note is being redeemed in part, the notice of redemption that relates to such Notes shall state the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, and upon surrender of such Note, a new Note or Notes in aggregate principal amount equal to the unredeemed portion thereof will be issued;

                  (7) if fewer than all the Notes are to be redeemed, the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption;

                  (8) the paragraph of the Notes pursuant to which the Notes are to be redeemed; and

                  (9) if the Redemption Date is after a Record Date and prior to the Interest Payment Date to which such Record Date relates, that the accrued interest on the Notes called for redemption shall be payable to the Holders of such Notes on the relevant Record Date and no accrued interest will be included in the Redemption Price of the Notes redeemed on the Redemption Date.

SECTION 3.04.     Effect of Notice of Redemption.

                  Once notice of redemption is mailed in accordance with Section 3.03, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price including accrued interest, if any, thereon. Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid at the Redemption Price (which shall include accrued interest thereon to the Redemption Date) stated in such notice; provided that, if the Redemption Date is after a Record Date and prior to the Interest Payment Date to which such Record Date relates, the accrued interest shall be payable to the Holders of the redeemed Notes on the relevant Record Date and no accrued interest will be included in the Redemption Price of the Notes redeemed on the Redemption Date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other holder.

SECTION 3.05.     Deposit of Redemption Price.

                  On or before 10:00 a.m. New York City Time on the Redemption Date, the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price including accrued interest, if any, of all Notes to be redeemed on that date.

                  If the Company complies with the preceding paragraph, then, unless the Company defaults in the payment of such Redemption Price including accrued interest, if any, interest on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment.

SECTION 3.06.     Notes Redeemed in Part.

                  Upon surrender of a Note that is to be redeemed in part only, the Trustee shall, upon written instruction from the Company, authenticate for the Holder thereof a new Note or Notes in a principal amount equal to the unredeemed portion of the Note surrendered.

                                  ARTICLE Four

                                    COVENANTS

SECTION 4.01.     Payment of Notes.

                  The Company will pay the principal of, premium, if any, and interest and Additional Interest, if any, on the Notes in the manner provided in the Notes and in this Indenture. An installment of principal of or interest or Additional Interest, if any, on the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company or an Affiliate of the Company) holds on that date U. S. Legal Tender designated for and sufficient to pay the installment in full and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture.

                  The Company will pay, to the extent such payments are lawful, Defaulted Interest and interest on Defaulted Interest, compounded semi-annually on each Interest Payment Date, at the rate of 2% per annum in excess of the rate shown on the Notes. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

SECTION 4.02.     Maintenance of Office or Agency.

                  The Company will maintain in the Borough of Manhattan, The City of New York, the office or agency required under Section 2.04. The Company shall give prompt written notice (in any event no later than forty-eight hours after any change in location) to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 11.02. The Company hereby initially designates the office of the Trustee at 61 Broadway, Concourse Level, Corporate Trust Window, New York, New York 10006 as its office or agency in the Borough of Manhattan, The City of New York.

SECTION 4.03.     Limitation on Restricted Payments.

                  The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, (a) declare or pay any dividend or make any distribution (other than (q) dividends or distributions payable in Qualified Capital Stock of the Company or in warrants, rights or options to purchase or acquire shares of Qualified Capital Stock of the Company,
(r) dividends on shares of the Senior Preferred Stock paid by increasing the then liquidation preference per share of the Senior Preferred Stock or (s) dividends or distributions payable to the Company or a Restricted Subsidiary and pro rata dividends or distributions to the Company and/or its Restricted
Subsidiaries   and  to  minority   holders  of  Capital   Stock  of

Restricted Subsidiaries) on or in respect of shares of Capital Stock of the Company or any Restricted Subsidiary to holders of such Capital Stock, (b) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock, (c) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, as the case may be, any Indebtedness of the Company or any Subsidiary Guarantor that is subordinate or junior in right of payment to the
Notes or Guarantees or (d) make any Investment (other than Permitted Investments) (each of the foregoing actions set forth in clauses (a), (b), (c) and (d) being referred to as a "Restricted Payment"), if at the time of such Restricted Payment or immediately after giving effect thereto, (i) a Default or an Event of Default shall have occurred and be continuing or (ii) the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.04 or (iii) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property) shall exceed the sum of: (w) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company accrued during the period (treated as one accounting period) beginning on April 1, 1998 to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment; plus (x) 100% of the aggregate net cash proceeds received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date of Qualified Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of Capital Stock of the Company or from the issuance and sale subsequent to the Issue Date of any debt or other security of the Company that has been converted into or exchanged for Qualified Capital Stock of the Company; plus (y) the net cash proceeds of any capital contribution to the Company subsequent to the Issue Date; plus (z) without duplication, the sum of
(1) the aggregate amount returned in cash on or with respect to Investments (other than Permitted Investments) made subsequent to the Issue Date whether through interest payments, principal payments, dividends or other distributions or payments, (2) the net cash proceeds received by the Company or any Restricted Subsidiary from the disposition of all or any portion of such Investments (other than to a Restricted Subsidiary of the Company), (3) to the extent that any such Investment was in the form of a guarantee, any reduction in the amount guaranteed, and (4) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary.

                  Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit: (1) the payment of any dividend within 60 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declarations; (2) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any shares of Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of Capital Stock of the Company, (i) in exchange for shares of Qualified Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of Qualified Capital Stock of the Company or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of Qualified Capital Stock of the Company; (3) if no Default or Event of Default shall have occurred and be continuing, the voluntary prepayment, purchase, defeasance, redemption or other acquisition or retirement for value of any Indebtedness of the Company or any Subsidiary Guarantor that is subordinate or junior in right of payment to the Notes or Guarantees (i) solely in exchange for shares of Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of Capital Stock of the Company; provided, however, that if such Capital Stock is, or such warrants, rights or options to purchase such Capital Stock are convertible into or exchangeable at the option of the holder thereof for, Disqualified Capital Stock, then such Disqualified Capital Stock shall not (i) by its terms, or upon the happening of any event, mature or be mandatorily redeemable pursuant to a sinking fund obligation or otherwise, or be redeemable at the option of the holder thereof, in any case, on or prior to the final maturity of the Indebtedness permitted to be prepaid, purchased, defeased, redeemed or acquired pursuant to this clause (3) and (ii) have a Weighted Average Life to Maturity less than the Indebtedness permitted to be prepaid, purchased, defeased, redeemed or acquired pursuant to this clause (3) or (iii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of (A) shares of Qualified Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of Qualified Capital Stock of the Company or (B) Refinancing Indebtedness; (4) so long as no Default or Event of Default shall have occurred and be continuing, repurchases by the Company of Common Stock of the Company or options, warrants or other securities exercisable or convertible into Common Stock of the Company from employees and directors of the Company or any of its Subsidiaries or their authorized representatives upon the death, disability or termination of employment or directorship of such employees or directors, in an aggregate amount not to exceed $750,000 in any calendar year and $3.0 million in the aggregate (in each case plus the amount of net cash proceeds received by the Company from the sale of Qualified Capital Stock or any warrants, rights or options to purchase or acquire shares of Qualified Capital Stock to employees or directors of the Company and its Subsidiaries, to the extent that such amounts did not provide the basis for any previous Restricted Payment); and (5) so long as no Default or Event of Default shall have occurred and be continuing, the payment of dividends on the shares of the Senior Preferred Stock with (x) the net proceeds of a sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of Qualified Capital Stock of the Company or (y) the net cash proceeds of any capital contribution to the Company to the extent such amounts in clauses (x) and (y) did not provide the basis for any previous Restricted Payment. In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (iii) of the immediately preceding paragraph, amounts expended pursuant to clauses (1),
(2)(ii), (3)(ii)(A), (4) and (5) shall be included in such calculation and amounts expended pursuant to clauses (2)(i), 3(i) and 3(ii)(B) shall not be included in such calculation.

                  Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an officers' certificate stating that such Restricted Payment complies with this Indenture and setting forth in reasonable detail the basis upon which the required calculations were computed, which calculations may be based upon the Company's latest available internal quarterly financial statements.

SECTION 4.04.     Limitation on Incurrence of Additional Indebtedness.

                  The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "incur"), any Indebtedness (including Acquired Indebtedness but excluding Permitted Indebtedness); provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of such Indebtedness, the Company and the Subsidiary Guarantors may incur Indebtedness (including, without limitation, Acquired Indebtedness) if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Company is greater than 2.0 to 1.0.

                  Indebtedness of a Person which is secured by a Lien on an asset acquired by the Company or a Restricted Subsidiary of the Company (whether or not such Indebtedness is assumed by the acquiring Person) shall be deemed incurred at the time of the Asset Acquisition.

SECTION 4.05.     Corporate Existence.

                  Except as otherwise permitted by Article Five or elsewhere in this Indenture, the Company shall do or cause to be done, at its own cost and expense, all things necessary to preserve and keep in full force and effect its existence.

SECTION 4.06.     Payment of Taxes.

                  The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all material taxes, assessments and governmental charges levied or imposed upon it or any of its Restricted Subsidiaries or upon the income, profits or property of it or any of its Restricted Subsidiaries, except (a) to the extent that (i) such taxes, assessments and charges are being contested in good faith by appropriate proceedings and (ii) appropriate reserves have been taken with respect to such taxes, assessments and charges to the extent required by GAAP or (b) where the failure to effect such payment or discharge is not adverse in any material respect to the Holders.

SECTION 4.07.     Compliance Certificate; Notice of Default.

                  (a) The annual reports delivered pursuant to Section 4.08 to the Trustee shall be accompanied by an Officers' Certificate stating that a review of the activities of the Company has been made under the supervision of the signing Officers and further stating, as to each such Officer signing such certificate, that to the best of his knowledge at the date of such Officers' Certificate there is no Default or Event of Default that has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe its status with particularity. The Officers' Certificate shall also notify the Trustee should the Company elect to change the manner in which it fixes its fiscal year end.

                  (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants or to the policies of the Company's independent accountants, the annual reports delivered pursuant to Section 4.08 to the Trustee shall be accompanied by a written report of the Company's independent accountants (who shall be a firm of established national reputation) that in conducting their audit of the financial statements of the Company for the most recent fiscal year nothing has come to their attention that would lead them to believe that a Default or Event of Default under this Indenture has occurred insofar as they relate to accounting matters or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation that would not be disclosed in the course of an audit examination conducted in accordance with GAAP.

                  (c) (i) If any Default or Event of Default has occurred and is continuing or (ii) if any Holder seeks to exercise any remedy hereunder with respect to a claimed Default under this Indenture or the Notes, the Company shall deliver to the Trustee, at its address set forth in Section 11.02 hereof, by registered or certified mail or by facsimile transmission followed by hard copy by registered or certified mail an Officers' Certificate specifying such event, notice or other action and the status thereof within five Business Days of its becoming aware of such occurrence.

SECTION 4.08.     Commission Reports.

                  Notwithstanding  that the  Company  may not be  subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as any Notes remain outstanding, the Company shall provide the Trustee, the Noteholders and the Initial Purchasers with such annual reports and such information, documents and other reports (other than exhibits) as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U. S. corporation subject to such Sections, such information, documents and other reports to be so provided within 15 days after the times specified for the filing of such information, documents and reports under such Sections.
Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will, beginning on the earlier of (x) the effective date of the Exchange Offer Registration Statement and (y) 730 days following the Issue Date, file with the Commission, to the extent permitted, such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and other reports to be so filed within 15 days after the times specified for the filing of such information, documents and reports under such Sections. In addition, the Company will make available, upon request, to any holder and any prospective purchaser of Notes the information required pursuant to Rule 144A(d)(4) under the Securities Act. Following qualification of this Indenture under the TIA, the Company shall also comply with the other provisions of TIA ss. 314(a).

                  Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

SECTION 4.09.     Waiver of Stay, Extension or Usury Laws.

                  The Company (and each Subsidiary Guarantor, if any,) covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company or such Subsidiary Guarantor from paying all or any portion of the principal of, premium, if any, and interest and Additional Interest, if any, on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, and (to the extent that they may lawfully do so) the Company hereby expressly waives, and each future Subsidiary Guarantor, if any, will waive, all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.10.     Limitation on Transactions with Affiliates.

                  (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an "Affiliate Transaction"), other than (x) Affiliate Transactions permitted under paragraph (b) below and
(y) Affiliate Transactions on terms that are no less favorable than those that could reasonably be expected to be obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary. All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan), other than Affiliate Transactions permitted under paragraph (b) below, involving consideration to either party in excess of $1.0 million shall be approved by the Board of Directors of the Company or such Restricted Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. If the Company or any Restricted Subsidiary of the Company enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan), other than Affiliate Transactions permitted under paragraph (b) below, that involves aggregate consideration to either patty of more than $5.0 million, the Company or such Restricted Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the Trustee.

                  (b) The restrictions set forth in paragraph (a) shall not apply to (i) compensation, indemnification and other benefits paid or made available (x) pursuant to the Employment Agreements, or (y) for or in connection with services actually rendered and comparable to those generally paid or made available by entities engaged in the same or similar businesses (including reimbursement or advancement of reasonable out-of-pocket expenses, loans to officers, directors and employees in the ordinary course of business consistent with past practice and directors' and officers' liability insurance) as determined in good faith by the Company's Board of Directors or senior management; (ii) transactions, expenses and payments pursuant to the terms of or contemplated by the Stockholders Agreement, the Management Subscription and Stockholders

Agreements or the Stock Purchase Agreement; (iii) any Restricted Payments or other payments or transactions expressly permitted under Section 4.03; (iv) payments for services and reimbursement of reasonable expenses under the Management Services Agreement; (v) payments to be made in connection with the consummation of the transactions contemplated by the Stock Purchase Agreement or the financing thereof to be received by Leonard Green & Partners, L.P., and its Affiliates pursuant to the Stock Purchase Agreement as in effect on the Issue Date; (vi) transactions and payments pursuant to leases between the Company and Richard Rutta and Kenneth Levine, General Partnership in effect on the Issue Date as any such leases may be extended or amended from time to time; (vii) transactions between or among the Company and any of its Restricted Subsidiaries or between or among such Restricted Subsidiaries; provided such transactions are not otherwise prohibited by this Indenture; (viii) Permitted Investments; and
(ix) loans or advances to officers or employees of the Company in the ordinary course of business not to exceed $500,000 in the aggregate at any one time outstanding.

SECTION 4.11.     Conduct of Business.

                  The Company and its Restricted Subsidiaries shall not engage in any businesses other than a Related Business.

SECTION 4.12.     Limitation   on  Dividend  and  Other   Payment   Restrictions
Affecting Restricted Subsidiaries.

                  The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to (a) pay dividends or make any other distributions on or in respect of its Capital Stock; (b) make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary of the Company; or (c) transfer any of its property or assets to the Company or any other Restricted Subsidiary of the Company, except for such encumbrances or restrictions existing under or by reason of: (1) applicable law; (2) this Indenture; (3) any Bank Facility, provided that the provisions relating to such encumbrance or restriction are not materially more restrictive than those in the Bank Facility as in existence on the Issue Date, as any such restriction may apply to any present or future Restricted Subsidiary of the Company; (4) customary non-assignment provisions of any contract and customary provisions restricting assignment or subletting in any lease governing a leasehold interest of any Restricted Subsidiary of the Company, or any customary restriction on the ability of a Restricted Subsidiary of the Company to dividend, distribute or otherwise transfer any asset which secures Purchase Money Indebtedness of such Subsidiary; (5) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired; (6) restrictions with respect to a Subsidiary of the Company imposed pursuant to a binding agreement which has been entered into for the sale or disposition of Capital Stock or assets of such Subsidiary, provided such restrictions apply solely to the Capital Stock or assets of such Subsidiary which are being sold;
(7) customary restrictions imposed on the transfer of copyrighted or patented materials; or (8) an agreement governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (2), (3) or (5) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness are not materially more restrictive than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (2), (3) or (5). Notwithstanding the foregoing, Liens not prohibited by the terms of this Indenture shall not be considered a restriction on the ability of the applicable Subsidiary to transfer any assets.

SECTION 4.13.     Limitation on Liens.

                  The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens (other than Permitted Liens) securing any Indebtedness of any kind against or upon any property or assets of the Company or any of its Restricted Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, unless (i) in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the Notes, the Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens and (ii) in all other cases, the Notes are equally and ratably secured.

SECTION 4.14.     Change of Control.

                  (a) Upon the occurrence of a Change of Control, the Company shall make an offer to purchase (the "Change of Control Offer") all of the then outstanding Notes pursuant to the offer described in paragraph (b) below at a purchase price equal to 101 % of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of purchase (subject to the right of Holders of record on a Record Date to receive interest due on an Interest Payment Date that is on or prior to such date of purchase and subject to clause
(b)(9) below).

                  (b) Within 30 days following the date upon which a Change of Control occurred, the Company shall send, by first class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. The notice to the Holders shall contain all instructions and materials reasonably necessary to enable such Holders to tender Notes pursuant to the Change of Control Offer. Such notice shall state:

                  (1) that the Change of Control Offer is being made pursuant to this Section 4.14 and that all Notes properly tendered and not withdrawn will be accepted for payment;

                  (2) the purchase price (including the amount of accrued interest, if any) and the purchase date, which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the "Change of Control Payment Date");

                  (3) that any Note not tendered will continue to accrue interest;

                  (4) that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on and after the Change of Control Payment Date;

                  (5) that Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender such Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

                  (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased or portions thereof;

                  (7) that Notes will be purchased in part only in integral multiples of $1,000 and that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered;

                  (8) a brief description of the event resulting in such Change of Control; and

                  (9) if the Change of Control Payment Date is after a Record Date and prior to the Interest Payment Date to which such Record Date relates, that the accrued interest on the Notes purchased pursuant to the Change of Control Offer shall be payable to the Holders of such Notes on the relevant Record Date and no accrued interest will be included in the purchase price of the Notes purchased on the Change of Control Payment Date.

                  On or before the Change of Control Payment Date, the Company shall (i) accept for payment Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price, including accrued interest, if any, of all Notes so tendered and (iii) deliver to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price, including accrued interest, if any, thereon and the Trustee shall promptly authenticate and mail to such Holders new Notes equal in principal amount to any unpurchased portion of the Notes surrendered. Any Notes not so accepted shall be promptly mailed by the Company to the Holder thereof. For purposes of this Section 4.14, the Trustee shall act as the Paying Agent.

                  Any amounts remaining after the purchase of Notes pursuant to a Change of Control Offer shall be returned by the Trustee to the Company.

                  The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Notes pursuant to a Change of Control Offer. To the extent the provisions of any securities laws or regulations conflict with the provisions under this Section 4.14, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.14 by virtue thereof.

SECTION 4.15.     Limitation on Asset Sales.

                  The  Company  will  not,  and  will  not  permit  any  of  its
Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Company's Board of Directors), (ii) at least 75% of the consideration received for the assets sold by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash or Cash Equivalents and is received at the time of such disposition; provided, however, that for purposes of this clause (ii) only, (A) notes received by the Company or such Restricted Subsidiary as consideration for an Asset Sale that are converted into cash or Cash Equivalents within 30 days following the consummation of such Asset Sale or
(B) the assumption by the purchaser of assets pursuant to an Asset Sale of Indebtedness of the Company or such Restricted Subsidiary (other than
Indebtedness that is by its terms subordinate to the Notes or any Guarantee) shall, in each case of the immediately preceding clauses (A) and (B), be deemed to be cash or Cash Equivalents at the time of such Asset Sale in an amount equal to, in the case of clause (A), the amount of cash or Cash Equivalents realized on such conversion and, in the case of clause (B), the amount of the Indebtedness so assumed, as reflected on the balance sheet of the Company, and
(iii) following the consummation of an Asset Sale, the Company shall or cause such Restricted Subsidiary, within 365 days of receipt thereof either (A) to apply the Net Cash Proceeds related to such Asset Sale to prepay any Indebtedness that by its terms is not subordinate to the Notes or any Guarantee (and to permanently reduce the commitments, if any, with respect thereto), (B) to make a Permitted Investment or an investment in properties and assets that replace the properties and assets that were the subject of such Asset Sale or in properties and assets that will be used in a Related Business (collectively, "Replacement Assets") or (C) a combination of prepayment and investment permitted by the foregoing clauses (iii)(A) and (iii)(B). On the 365th day after an Asset Sale, or such earlier date, if any, as the Board of Directors of the Company determines not to apply or cause to be applied the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (iii)(A), (iii)(B) and
(iii)(C) of the next preceding sentence (each, a "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which have not been applied on or before the applicable Net Proceeds Offer Trigger Date as permitted in clauses (iii)(A), (iii)(B) and (iii)(C) of the next preceding sentence (or, in the case of a Net Proceeds Offer Trigger Date occurring prior to such 365th day, the aggregate amount of Net Cash Proceeds that the Board of Directors of the Company has determined not to so apply) (each a "Net Proceeds Offer Amount") shall be applied by the Company or such Restricted Subsidiary to make an offer to purchase (the "Net Proceeds Offer") on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date, from all Holders on a pro rata basis (and on a pro rata basis with the holders of any other Indebtedness of the Company that is not by its terms subordinate in right of payment to the Notes with similar provisions requiring the Company to offer to purchase such Indebtedness with the proceeds of asset sales), that principal amount of Notes and such other Indebtedness equal to the Net Proceeds Offer Amount at a price, in the case of the Notes, equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, to the date of purchase (subject to the right of Holders of record on a Record Date to receive interest due on an Interest Payment Date that is on or prior to such date of purchase and subject to clause (8) below); provided, however, that if at any time any non-cash consideration received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this Section 4.15. The Company may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $5.0 million resulting from one or more Asset Sales (at which time, the entire Net Proceeds Offer Amount, and not just the amount in excess of $5.0 million, shall be applied as required pursuant to this paragraph).

                  In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under Section 5.01, the Surviving Entity shall be deemed to have sold the properties and assets of the Company and its Restricted Subsidiaries not so transferred for purposes of this
Section 4.15, and shall comply with the provisions of this Section 4.15 with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of such properties and assets of the Company or its Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this Section 4.15.

                  Notwithstanding the two immediately preceding paragraphs, the Company and its Restricted Subsidiaries will be permitted to consummate an Asset Sale without complying with such paragraphs to the extent (i) at least 75% of the consideration for such Asset Sale constitutes Replacement Assets and cash or Cash Equivalents and (ii) such Asset Sale is for fair market value; provided that any consideration not constituting Replacement Assets received by the Company or any of its Restricted Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph shall constitute Net Cash Proceeds subject to the provisions of the two preceding paragraphs.

                  Notice of each Net  Proceeds  Offer  pursuant to this  Section
4.15 shall be mailed or caused to be mailed, by first class mail, by the Company within 25 days following the applicable Net Proceeds Offer Trigger Date to all Holders, with a copy to the Trustee. The notice shall contain all instructions and materials reasonably necessary to enable such Holders to tender Notes pursuant to the Net Proceeds Offer and shall state:

                  (1) that the Net Proceeds Offer is being made pursuant to this
           Section 4.15 and that all Notes properly tendered and not withdrawn will be accepted for payment; provided, however, that if the principal amount of Notes properly tendered and not withdrawn, together with the principal amount of any other Indebtedness properly tendered and not withdrawn, in the Net Proceeds Offer exceeds the Net Proceeds Offer Amount, the Company shall select the Notes and such other Indebtedness, if any, to be purchased on a pro rata basis based on their respective principal amounts (provided that no Notes or other Indebtedness with a principal amount of less than $1,000 shall be purchased in part and Notes and other Indebtedness with a principal amount in excess of $1,000 shall be purchased in integral multiples of $1,000 only);

                  (2) the Net Proceeds Offer price for the Notes (including the amount of accrued interest, if any) and the Net Proceeds Offer Payment Date;

                  (3) that any Note not tendered will continue to accrue interest;

                  (4) that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Net Proceeds Offer shall cease to accrue interest on and after the Net Proceeds Offer Payment Date;

                  (5) that Holders electing to have a Note purchased pursuant to the Net Proceeds Offer will be required to surrender such Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Net Proceeds Offer Payment Date;

                  (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day prior to the Net Proceeds Offer Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes (or portions thereof) purchased;

                  (7) that Notes will be purchased in part only in integral multiples of $1,000 and that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; and

                  (8) if the Net Proceeds Offer Payment Date is after a Record Date and prior to the Interest Payment Date to which such Record Date relates, that the accrued interest on the Notes purchased pursuant to the Net Proceeds Offer shall be payable to the Holders of such Notes on the relevant Record Date and no accrued interest will be included in the purchase price of the Notes purchased on the Net Proceeds Offer Date.

                  On or before the Net Proceeds Offer Payment Date, the Company shall, subject to the proration provisions referred to above, (i) accept for payment Notes or portions thereof properly tendered pursuant to the Net Proceeds Offer, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price, including accrued interest, if any, of all Notes to be purchased and (iii) deliver to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price, including accrued interest, if any, thereon and the Trustee shall promptly authenticate and mail to such Holders new Notes equal in principal amount to any unpurchased portion of the Notes surrendered. Any Notes not so accepted shall be promptly mailed by the Company to the Holder thereof. For purposes of this Section 4.17, the Trustee shall act as the Paying Agent.

                  Any Net Proceeds Offer shall remain open for a period of at least 20 Business Days (or such longer period as may be required by law).

                  The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.15, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.15 by virtue thereof.

                  Upon completion of a Net Proceeds Offer, the amount of Net Cash Proceeds will be reset at zero. Accordingly, to the extent that the aggregate amount of Notes and other Indebtedness tendered pursuant to a Net Proceeds Offer is less than the Net Cash Proceeds Offer Amount, the Company may use any remaining Net Cash Proceeds for general corporate purposes.

SECTION 4.16.     Limitation on Preferred Stock of Restricted Subsidiaries.

                  The Company will not permit any of its Restricted Subsidiaries to issue any Preferred Stock (other than to the Company or to a Wholly Owned Restricted Subsidiary of the Company) or permit any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company) to own any Preferred Stock of any Restricted Subsidiary of the Company; provided, however, that any Restricted Subsidiary of the Company that is not a Wholly-Owned Restricted Subsidiary of the Company may issue Preferred Stock to, and such Preferred Stock may be owned by, the holders of the Common Stock of such Subsidiary in the same proportions as their relative ownership of the Common Stock of such Subsidiary.

SECTION 4.17.     Future Guarantees.

                  The Company will cause any Person that shall become a Wholly Owned Restricted Subsidiary of the Company and has total assets having a book value of more than $50,000, and each future non-Wholly Owned Restricted Subsidiary of the Company that guarantees any other Indebtedness of the Company or a Subsidiary Guarantor, to become a Subsidiary Guarantor by executing and delivering an appropriate supplemental indenture. In addition, other Restricted Subsidiaries of the Company may, but are not required, to become Subsidiary Guarantors.

                                  ARTICLE Five

                              SUCCESSOR CORPORATION

SECTION 5.01.     Merger, Consolidation and Sale of Assets.

                  The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's assets (determined on a consolidated basis for the Company and its Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless: (i) either (1) the Company shall be the surviving or con-
tinuing corporation or (2) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of the Company's Subsidiaries substantially as an entirety (the "Surviving Entity") (x) shall be a corporation, limited liability company or similar entity organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (y) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest and Additional Interest, if any, on all of the Notes and the performance of every covenant of the Notes and this Indenture on the part of the Company to be performed or observed; (ii) immediately after giving effect to such transaction and the assumption contemplated by clause (i)(2)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, (1) shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction and (2) shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.04; (iii) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (i)(2)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing and (iv) the Company or the Surviving Entity shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

                  For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Subsidiaries of the Company the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

                  The foregoing  provisions  shall not apply to (w) any transfer of the properties or assets of a Subsidiary of the Company to the Company or to a Wholly Owned Restricted Subsidiary of the Company, (x) any merger of a Restricted Subsidiary of the Company into the Company or (y) any merger of the Company into a Restricted Subsidiary of the Company. In addition, the requirements of clause (ii)(2) of the first paragraph of this Section 5.01 shall not apply to any merger into the Company of a Person that (i) owns more than 50% of the outstanding Common Stock of the Company and (ii) has no Indebtedness (other than any guarantees of Indebtedness of the Company and the Subsidiary Guarantors).

SECTION 5.02.     Successor Person Substituted.

                  Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, in which the

Company is not the continuing corporation, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such Surviving Entity had been named as such.

SECTION 5.03.     Merger,   Consolidation  and  Sale  of  Assets  of  Subsidiary
Guarantors.

                  Each Subsidiary Guarantor (other than any Subsidiary Guarantor whose Guarantee, is to be released in accordance with the terms of its Guarantee and this Indenture in connection with any transaction complying with the provisions of Section 4.15 or as otherwise provided in this Indenture) will not, and the Company will not cause or permit any Subsidiary Guarantor to, consolidate with or merge into any Restricted Subsidiary of the Company that is not a Subsidiary Guarantor unless such Restricted Subsidiary (if such Restricted Subsidiary is the surviving entity in such transaction) assumes by supplemental indenture all of the obligations of such Subsidiary Guarantor in respect of its Guarantee.

                                  ARTICLE Six

                              DEFAULT AND REMEDIES

SECTION 6.01.     Events of Default.

                  An "Event of Default" occurs in the following circumstances:

                  (i) the failure to pay interest on any Notes when the same becomes due and payable and the default continues for a period of 30 days;

                  (ii) the failure to pay the principal on any Notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a required payment to purchase Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer);

                  (iii) the failure of the Company to comply with Article Five;

                  (iv) a default in the observance or performance of any other covenant or agreement contained in this Indenture which default continues for a period of 30 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes;

                  (v) the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of the Company or any Restricted
           Subsidiary of the Company, or the acceleration of the final stated maturity of any such Indebtedness by reason of a default or event of default in respect of such Indebtedness, in any case if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been so accelerated, aggregates $5.0 million or more at any time;

                  (vi) one or more judgments in an aggregate amount in excess of $5.0 million shall have been rendered against the Company or any of its Restricted Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable;

                  (vii) the Company or any of its Significant Subsidiaries (i) admits in writing its inability to pay its debts generally as they become due, (ii) commences a voluntary case or proceeding under any Bankruptcy Law with respect to itself, (iii) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Law, (iv) consents to the appointment of a Custodian of it or for substantially all of its property, (v) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it under any Bankruptcy Law, (vi) makes a general assignment for the benefit of its creditors or (vii) takes any partnership or corporate action, as the case may be, to authorize or effect any of the foregoing;

                  (viii) a court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Company or any of its Significant Subsidiaries in an involuntary case or proceeding under any Bankruptcy Law, which shall (i) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of the Company or any of its Significant Subsidiaries, (ii) appoint a Custodian of the Company or any of its Significant Subsidiaries or for substantially all of the property of any of them or (iii) order the winding-up or liquidation of the affairs of the Company or any of its Significant Subsidiaries; and such judgment, decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

                  (ix) the Guarantee of any Subsidiary Guarantor is held by a final non-appealable order or judgment of a court of competent jurisdiction to be unenforceable or invalid or ceases for any reason to be in full force and effect (other than in accordance with the terms of this Indenture) or any Subsidiary Guarantor or any Person acting on behalf of any Subsidiary Guarantor denies or disaffirms such Subsidiary Guarantor's obligations under its Guarantee (other than by reason of a release of such Subsidiary Guarantor from its Guarantee in accordance with the terms of this Indenture).

SECTION 6.02.     Acceleration.

                  If an Event of Default (other than an Event of Default specified in clause (vii) or (viii) of Section 6.01) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the principal of, premium, if any, and accrued and unpaid interest and Additional Interest, if any, on all the outstanding Notes to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same shall become immediately due and payable. If an Event of Default specified in clause (vii) or (viii) of

Section 6.01 occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest and Additional Interest, if any, on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

                  At any time after a declaration of acceleration with respect to the Notes as described in the preceding paragraph, the Holders of a majority in principal amount of the Notes may rescind and cancel such declaration and its consequences (i) if the rescission would not conflict with any judgment or decree, (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration, (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid,
(iv) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its reasonable expenses, disbursements and advances and (v) in the event of the cure or waiver of an Event of Default of the type described in clause (vii) or (viii) of Section 6.01, the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03.     Other Remedies.

                  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, and interest and Additional Interest, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

SECTION 6.04.     Waiver of Past Defaults.

                  Subject to Sections 2.10 and 9.02, the Holders of not less than a majority in principal amount of the outstanding Notes by written notice to the Trustee or by written consent may waive any existing Default or Event of Default and its consequences, except a Default in the payment of principal of, premium, if any, and interest and Additional Interest, if any, on any Note. The Company shall deliver to the Trustee an Officers' Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents. When a Default or Event of Default is waived, it is cured and ceases.

SECTION 6.05.     Control by Majority.

                  The Holders of not less than a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. Subject to Section 7.01, however, the Trustee may refuse to follow any direction that conflicts with any law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Noteholder, or that may, in the sole judgment of the Trustee, give rise to or subject the Trustee to personal liability; provided that the Trustee may take any other action deemed proper by the Trustee.

                  In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against any loss or expense caused by taking such action or following such direction.

SECTION 6.06.     Limitation on Suits.

                  A Noteholder may not pursue any remedy with respect to this Indenture or the Notes unless:

                  (1) such Holder gives to the Trustee written notice of a continuing Event of Default;

                  (2) the Holders of at least 25% in principal amount of the outstanding Notes make a written request to the Trustee to pursue the remedy;

                  (3) such Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee in its sole judgment against any loss, liability or expense;

                  (4) the Trustee does not comply with the request described in clause (2) above within 60 days after receipt thereof and the offer described in clause (3) above and, if requested, the provision of indemnity; and

                  (5) during such 60-day period the Holder or Holders of a majority in principal amount of the outstanding Notes do not give the Trustee a written direction which, in the opinion of the Trustee, is inconsistent with the request.

                  A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over such other Noteholder.

SECTION 6.07. Rights of Holders To Receive Payment; Right of Majority Holders to Enforce Indenture.

                  Notwithstanding any other provision of this Indenture, (i) the right of any Holder of a Note to institute suit for enforcement of payment of the principal of, premium, if any, and interest and Additional Interest, if any, on such Note on or after the respective due dates expressed in such Note or (ii) the right of Holders of a majority in principal amount of the outstanding Notes to institute any proceeding with respect to this Indenture or any remedy thereunder, including, without limitation, acceleration, shall not be impaired or affected without the written consent of such Holder in the case of (i) or the Holders of a majority in principal amount of the outstanding Notes in the case of (ii); provided that upon institution of any proceeding or exercise of any remedy, such Holder or Holders provide the Trustee with prompt notice hereof.

SECTION 6.08.     Collection Suit by Trustee.

                  If an Event of Default in payment of principal or interest specified in clause (i) or (ii) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Notes for the whole amount of principal and accrued interest and fees remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Notes and such further amount as shall be sufficient to cover the costs and expenses of collection, including the actual, documented compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.     Trustee May File Proofs of Claim.

                  The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Noteholders allowed in any judicial proceedings relating to the Company, any Subsidiaries of the Company, their creditors or their property and shall be entitled and empowered to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Noteholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding.

SECTION 6.10.     Priorities.

                  If the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money or property in the following order:

                  First:  to the Trustee for amounts due under Section 7.07;

                  Second: to Holders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

                  Third:  to the Company.

                  The Trustee, upon prior notice to the Company, may fix a record date and payment date for any payment to Noteholders pursuant to this
Section 6.10.

SECTION 6.11.     Undertaking for Costs.

                  Each party to this Indenture agrees and each Holder of any Note by its acceptance thereof shall be deemed to have agreed that, in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit instituted by the Company, any suit instituted by the Trustee, any suit instituted by a Holder pursuant to Section 6.07, or any suit instituted by a Holder or Holders of more than 10% in principal amount of the outstanding Notes.

                                 ARTICLE Seven

                                     TRUSTEE

SECTION 7.01.     Duties of Trustee.

                  (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

                  (b) Except during the continuance of an Event of Default actually known to a Responsible Officer of the Trustee:

                  (1) The Trustee need perform only those duties as are expressly and specifically set forth herein and no others and no implied covenants, duties or obligations whatsoever shall be read into this Indenture against the Trustee.

                  (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions and such other documents delivered to it pursuant to Section
           11.04 hereof furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                  (c) Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (1) This paragraph does not limit the effect of paragraph (b) of this Section 7.01.

                  (2) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts necessary to make such judgment.

                  (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

                  (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall reasonably believe that repayment of such funds is not assured to it or if it receives no indemnity that is, in its sole discretion, adequate against such risk, liability, loss, fee or expense which might be incurred by it in compliance with such request or direction.

                  (e) Every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.01 and Section 7.02.

                  (f) The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree in writing with the Company. Assets held in trust by the Trustee need not be segregated from other assets of the Trustee except to the extent required by law.

                  (g) The Trustee shall not be accountable for the use of any of the Notes delivered hereunder or the proceeds thereof.

                  (h) The permissive right of the Trustee to do things enumerated in this Indenture shall not be construed as a duty or obligation on its part and the Trustee shall not be liable for not taking such permissive action unless it has been negligent or engaged in willful misconduct in not taking such action.

                  (i) Except for Events of Default relating to the payment of the principal or the interest with respect to the Notes, the Trustee shall not be required to take notice, and shall not be deemed to have notice, of any Default unless the Trustee shall be notified specifically and expressly in writing of the Default; such notice being deemed "actual notice." In the absence of delivery of a written notice satisfying these requirements, the Trustee may assume conclusively that there is no Default, except as noted above.

SECTION 7.02.     Rights of Trustee.

                  Subject to Section 7.01:

                  (a) The Trustee may rely conclusively on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate and an Opinion of Counsel, which shall conform to the provisions of Sections 11.04 and 11.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

                  (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent (other than an agent who is an employee of the Trustee) appointed in good faith.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

                  (e) The Trustee may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                  (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee in its sole judgment against the costs, expenses and liabilities which may be incurred therein or thereby.

                  (g) The Trustee shall not be deemed to have notice of any Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

SECTION 7.03.     Individual Rights of Trustee.

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries, if any, or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04.     Trustee's Disclaimer.

                  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or any document issued in connection with the sale of Notes or any statement in the Notes other than the Trustee's certificate of authentication.

SECTION 7.05.     Notice of Default.

                  If a Default or an Event of Default occurs and is continuing and the Trustee receives actual notice of such event, the Trustee shall mail to each Noteholder, as their names and addresses appear on the Noteholder list described in Section 2.06, notice of the uncured

Default or Event of Default within 90 days after the Trustee receives such notice. Except in the case of a Default or an Event of Default in payment of principal of, premium, if any, and interest and Additional Interest, if any, on any Note, including the failure to make payment on (i) the Change of Control Payment Date pursuant to a Change of Control Offer or (ii) the Net Proceeds Offer Payment Date pursuant to a Net Proceeds Offer, the Trustee shall not be deemed to have actual knowledge or actual notice of a Default or an Event of Default unless a Responsible Officer of the Trustee received written notice of such Default or Event of Default and the Trustee may withhold the notice if and so long as the Board of Directors, the executive committee, or a trust committee of directors and/or Responsible Officers, of the Trustee in good faith determines that withholding the notice is in the interest of the Noteholders.

SECTION 7.06.     Reports by Trustee to Holders.

                  Within 60 days after each May 15, the Trustee shall, to the extent that any of the events described in TIA ss. 313(a) occurred within the previous twelve months, but not otherwise, mail to each Noteholder a brief report dated as of such May 15 that complies with TIA ss. 313(a). The Trustee also shall comply with TIA ss. 313(b), 313(c) and 313(d).

                  A copy of each report at the time of its mailing to Noteholders shall be mailed to the Company and filed with the Commission and each securities exchange, if any, on which the Notes are listed.

                  The Company shall notify the Trustee if the Notes become listed on any securities exchange or of any delisting thereof.

SECTION 7.07.     Compensation and Indemnity.

                  The Company  shall pay to the  Trustee  from time to time such compensation for its services hereunder (which shall be agreed to from time to time by the Company and the Trustee). The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all disbursements, expenses and advances (including reasonable fees and expenses of counsel) incurred or made by it in addition to the compensation for its services, except any such disbursements, expenses and advances as may be attributable to the Trustee's negligence or willful misconduct. Such expenses shall include the compensation, disbursements and expenses of the Trustee's agents, accountants, experts and counsel and any taxes or other expenses incurred by a trust created pursuant to
Section 8.01.

                  The Company shall indemnify the Trustee and each predecessor trustee for, and hold it harmless against, any loss, liability, claim, damage or expense, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) incurred by the Trustee without negligence or willful misconduct on its part arising out of or in connection with the administration of this trust and its duties under this Indenture, including the reasonable expenses and attorneys' fees of defending itself against any claim of liability arising hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. However, the failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder unless and to the extent such failure results in the forfeiture by the Company of material rights and defenses. The Company shall defend the claim and the Trustee shall cooperate in the defense (and may employ its own counsel) at the Company's expense. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee as a result of the violation of this Indenture by the Trustee if such violation arose from the Trustee's negligence or willful misconduct.

                  To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a senior claim prior to the Notes against all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, premium, if any, or interest on particular Notes.

                  When the Trustee incurs expenses or renders services after an Event of Default specified in clauses (vii) or (viii) of Section 6.01 occurs, the expenses (including the reasonable fees and expenses of its agents and counsel) and the compensation for the services shall be preferred over the status of the Holders in a proceeding under any Bankruptcy Law and are intended to constitute expenses of administration under any Bankruptcy Law. The Company's obligations under this Section 7.07 and any claim arising hereunder shall survive the resignation or removal of any Trustee, the discharge of the Company's obligations pursuant to Article Eight and any rejection or termination under any Bankruptcy Law.

SECTION 7.08.     Replacement of Trustee.

                  The Trustee may resign at any time by so notifying the Company in writing. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Company and the Trustee in writing and may appoint a successor trustee with the Company's consent. The Company may remove the Trustee if:

                  (1) the Trustee fails to comply with Section 7.10;

                  (2) the Trustee is adjudged bankrupt or insolvent;

                  (3) a receiver or other public officer takes charge of the Trustee or its property; or

                  (4) the Trustee becomes incapable of acting.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder in writing of such event and shall appoint a successor Trustee within 60 days after the effective date of such resignation, removal or vacancy. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company and immediately thereafter, (i) the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 7.07, all property held by it as Trustee to the successor Trustee, subject to the Lien provided in Section 7.07,
(ii) the resignation or removal of the retiring Trustee shall become effective and (iii) the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Noteholder.

                  If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee fails to comply with Section 7.10, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  Notwithstanding  replacement  of the Trustee  pursuant to this
Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09.     Successor Trustee by Merger, Etc.

                  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee; provided, however, that such corporation shall be otherwise qualified and eligible under this Article Seven.

SECTION 7.10.     Eligibility; Disqualification.

                  This Indenture shall always have a Trustee who satisfies the requirement of TIA ss.ss. 310(a)(1) and 310(a)(5). The Trustee shall be a commercial bank with trust powers or a trust company, which shall have (or, in the case of a financial institution, commercial bank with trust powers or a trust company included in a bank holding company system, the related bank holding company shall have) a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition, and subject to supervision or examination by federal or state authorities, so long as any of the Notes are outstanding. The Trustee shall comply with TIA ss. 310(b); provided, however, that there shall be excluded from the operation of TIA ss. 310(b) (1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the requirements for such exclusion set forth in TIA ss. 310(b) (1) are met. The provisions of TIA ss. 310 shall apply to the Company, as obligors of the Notes.

SECTION 7.11.     Preferential Collection of Claims Against Company.

                  The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated. The provisions of TIA ss. 311 shall apply to the Company, as obligor of the Notes.

                                 ARTICLE Eight

                     SATISFACTION AND DISCHARGE OF INDENTURE

SECTION 8.01.     Legal Defeasance and Covenant Defeasance.

                  (a) The Company may, at its option by Board Resolution, at any time, with respect to the Notes, elect to have either paragraph (b) or paragraph
(c) below be applied to the outstanding Notes upon compliance with the conditions set forth in paragraph (d).

                  (b) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (b), the Company and each Subsidiary Guarantor, if any, shall be deemed to have been released and discharged from its obligations with respect to the outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of the Sections and matters under this Indenture referred to in (i) and (ii) below, and to have satisfied all of its other obligations under such Notes and this Indenture insofar as such Notes are concerned, except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Notes to receive solely from the trust fund described m paragraph (d) below and as more fully set forth in such paragraph, payments in respect of the principal of, premium, if any, and interest and Additional Interest, if any, on such Notes when such payments are due, and (ii) obligations listed in Section 8.03, subject to compliance with this Section 8.01. The Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) below with respect to the Notes.

                  (c) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (c), the Company and each Subsidiary Guarantor, if any, shall be released and discharged from its obligations under any covenant contained in Article Five and in Sections 4.03 through 4.17 with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed to be not "outstanding" for the purpose of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to the outstanding Notes, the Company and its Restricted Subsidiaries, if any, may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under clause (iii) or clause (iv) of Section 6.01, nor shall any event referred to in clauses (v) or (vi) of Section 6.01 thereafter constitute a Default or an Event of Default thereunder but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

                  (d) The following shall be the conditions to application of either paragraph (b) or paragraph (c) above to the outstanding Notes:

                  (1) The Company shall have irrevocably deposited in trust with the Trustee, pursuant to an irrevocable trust and security agreement in form and substance satisfactory to the Trustee, U.S. Legal Tender or direct non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged ("U.S. Government Obligations") maturing as to principal and interest in such amounts and at such times as are sufficient, without consideration of the reinvestment of such interest and after payment of all Federal, state and local taxes or other charges or assessments in respect thereof payable by the Trustee, in the opinion of a nationally recognized investment bank or firm of independent public accountants expressed in a written certification thereof (in form and substance reasonably satisfactory to the Trustee) delivered to the Trustee, to pay the principal of, premium, if any, and interest and Additional Interest, if any, on all the outstanding Notes on the dates on which any such payments are due and payable in accordance with the terms of this Indenture and of the Notes;

                  (2) Such deposit shall not cause the Trustee to have a conflicting interest as defined in and for purposes of the TIA;

                  (3) The Trustee shall have received an Officers' Certificate stating that no Default or Event of Default shall have occurred and be continuing on the date of such deposit or, insofar as clauses
           (vii) or (viii) of Section 6.01 are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

                  (4) The Trustee shall have received an Officers' Certificate stating that such deposit will not result in a Default under this Indenture or a breach or violation of, or constitute a default under, any other material instrument or agreement to which the Company or any of its Subsidiaries, if any, is a party or by which any of them or their property is bound (and in that connection, the Trustee shall have received a certificate from the agent under the Bank Facility to that effect with respect to the Bank Facility then in effect),

                  (5) (i) In the event the Company elects paragraph (b) hereof, the Company shall deliver to the Trustee an Opinion of Counsel in the United States, in form and substance reasonably satisfactory to the Trustee to the effect that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or
           (B) since the Issue Date, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall state that, Holders of the Notes will not recognize income gain or loss for Federal income tax purposes as a result of such deposit and the defeasance contemplated hereby and will be subject to Federal income taxes in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred or (ii) in the event the Company elects paragraph (c) hereof, the Company shall deliver to the Trustee an Opinion of Counsel in the United States, in form and substance reasonably satisfactory to the Trustee, to the effect that Holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and the defeasance contemplated hereby and will be subject to Federal income tax in the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

                  (6) The Trustee shall have received an Opinion of Counsel stating that the deposit shall not result in the Company, the Trustee or the trust becoming or being deemed to be an "investment company" under the Investment Company Act of 1940;

                  (7) The Company shall have delivered to the Trustee an Officer's Certificate, in form and substance reasonably satisfactory to the Trustee, stating that the deposit under clause (1) was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or any Subsidiary of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company, any Subsidiary of the Company or others;

                  (8) The Company shall have delivered to the Trustee an Opinion of Counsel, in form and substance reasonably satisfactory to the Trustee, to the effect that assuming no intervening bankruptcy of the Company between the date of deposit and the 91st day following the deposit and that no Holder of Notes is an insider of the Company, (A) the trust funds will not be subject to the rights of holders of Indebtedness of the Company other than the Notes and (B) after the passage of the 91st day following the deposit, the trust funds will not be subject to any applicable bankruptcy, insolvency, reorganization or similar law affecting creditors' rights generally; and

                  (9) The Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent specified herein relating to the defeasance contemplated by this Section 8.01 have been complied with; provided, however, that no deposit under clause (1) above shall be effective to terminate the obligations of the Company under the Notes or this Indenture prior to 90 days following any such deposit.

                  In the event all or any portion of the Notes are to be redeemed through such irrevocable trust, the Company must make arrangements satisfactory to the Trustee, at the time of such deposit, for the giving of the notice of such redemption or redemptions by the Trustee in the name and at the expense of the Company.

SECTION 8.02.     Satisfaction and Discharge.

                  This Indenture will be discharged and will cease to be of further effect (except as to surviving rights listed in Section 8.03 as to all outstanding Notes when:

                  (1) either (a) all the Notes, theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or (b) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable, or will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds or U.S. Government Obligations in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest and Additional Interest, if any, on the Notes to the earlier of the stated maturity or the redemption date together with irrevocable instructions from the Company directing the Trustee to apply such funds and/or the proceeds of such U.S. Government Obligations to the payment thereof at maturity or redemption, as the case may be;

                  (2) the Company has paid all other sums payable under this Indenture by the Company; and

                  (3) the Company has delivered to the Trustee an Officers' Certificate stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

SECTION 8.03.     Survival of Certain Obligations.

                  Notwithstanding the satisfaction and discharge of this Indenture and of the Notes referred to in Section 8.01 or 8.02, the respective obligations of the Company and the Trustee under Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.11, 2.13, 2.14, 4.01, 4.02, 6.07, Article Seven, Sections
8.05, 8.06 and 8.07 shall survive until the Notes are no longer outstanding, and thereafter the obligations of the Company and the Trustee under Sections 7.07, 8.05, 8.06 and 8.07 shall survive. Nothing contained in this Article Eight shall abrogate any of the obligations or duties of the Trustee under this Indenture.

SECTION 8.04.     Acknowledgment of Discharge by Trustee.

                  Subject to Section 8.07,  after (i) the  conditions of Section
8.01 or 8.02 have been satisfied, (ii) the Company has paid or caused to be paid all other sums payable hereunder by the Company and (iii) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent referred to in clause (i) above relating to the satisfaction and discharge of this Indenture have been complied with, the Trustee upon written request shall acknowledge in writing the discharge of the Company's obligations under this Indenture except for those surviving obligations specified in Section 8.03.

SECTION 8.05.     Application of Trust Assets.

                  The Trustee shall hold any U. S. Legal Tender or U. S. Government Obligations deposited with it pursuant to this Article Eight in the irrevocable trust established pursuant to Section 8.01 or Section 8.02, as the case may be. The Trustee shall apply the deposited U.S. Legal Tender or the U.
S. Government Obligations, together with earnings thereon, through the Paying Agent, in accordance with this Indenture and the terms of the irrevocable trust established pursuant to Section 8.01 or Section 8.02, as the case may be, to the payment of principal of, premium, if any, and interest and Additional Interest, if any, on the Notes. The U. S. Legal Tender or U. S. Government Obligations so held in trust and deposited with the Trustee in compliance with Section 8.01 or Section 8.02 shall not be part of the trust estate under this Indenture, but shall constitute a separate trust fund for the benefit of all Holders entitled thereto.

SECTION 8.06.     Repayment to the Company; Unclaimed Money.

                  Subject to Section 7.07, the Trustee shall promptly pay to the Company, upon receipt by the Trustee of an Officers' Certificate, any excess money, determined in accordance with Section 8.01 or Section 8.02, held by it at any time. The Trustee and the Paying Agent shall pay to the Company upon receipt by the Trustee or the Paying Agent, as the case may be, of an officers' Certificate, any money held by it for the payment of principal of, premium, if any, and interest and Additional Interest, if any, that remains unclaimed for two years after payment to the Holders is required; provided, however, that the Trustee and the Paying Agent before being required to make any payment may, but are not required to, at the expense of the Company and within 10 days of receipt of the Officers' Certificate described above, cause to be published once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Noteholders entitled to money must look solely to the Company for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

SECTION 8.07.     Reinstatement.

                  If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with this Indenture by reason of any legal proceeding pending before or any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then and only then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had been made pursuant to this Indenture until such time as the Trustee is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with this Indenture; provided, however, that if the Company has made any payment of principal of, premium, if any, and interest and Additional Interest, if any, on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the U.S. Legal Tender or U.S. Government Obligations held by the Trustee or Paying Agent.

                                  ARTICLE Nine

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01.     Without Consent of Holders.

                  The Company and the Trustee, together, may amend or supplement this Indenture or the Notes without notice to or consent of any Noteholder:

                  (1) to cure any ambiguity, defect or inconsistency;

                  (2) to evidence the succession in accordance with Article Five hereof of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Notes;

                  (3) to evidence the succession in accordance with Article Five hereof of another Person to any Subsidiary Guarantor and the assumption by such successor of the obligations of such Subsidiary Guarantor herein;

                  (4) to provide for Subsidiary Guarantors;

                  (5) to evidence the release of any Subsidiary Guarantor in accordance with Section 10.06;

                  (6) to evidence the appointment hereunder of a successor Trustee hereunder;

                  (7) to secure the Notes in accordance with Section 4.13;

                  (8) to provide for uncertificated Notes in addition to or in place of certificated Notes;

                  (9) to make any other change that does not, in the opinion of the Trustee, adversely affect in any material respect the rights of any Noteholders hereunder;

                  (10) to comply with any requirements of the Commission in connection with the qualification of this Indenture under the TIA; or

                  (11) to make any change that would provide any additional benefit or rights to the Noteholders or that does not adversely affect the rights of any Noteholder;

provided, that (i) in the opinion of the Trustee, no such change or amendment adversely affects the rights of any Holders in any material respect (and in formulating its opinion, the Trustee is entitled to rely on such evidence as it deems appropriate, including, without limitation, solely on an Opinion of Counsel) and (ii) the Company has delivered to the Trustee an Opinion of Counsel and an Officers' Certificate, each stating that such amendment or supplement complies with the provisions of this Section 9.01.

SECTION 9.02.     With Consent of Holders.

                  Subject to Section 6.07, the Company and the Trustee, together, with the written consent of the Holder or Holders of at least a majority in aggregate principal amount of the outstanding Notes, may amend or supplement this Indenture or the Notes, without notice to any other Noteholders. Subject to Section 6.07, the Holder or Holders of a majority in aggregate principal amount of the outstanding Notes may waive compliance by the Company with any provision of this Indenture or the Notes without notice to any other Noteholder. Without the consent of each Noteholder affected, however, no amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may:

                  (1) reduce the amount of Notes whose Holders must consent to an amendment, supplement or waiver;

                  (2) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Notes;

                  (3) reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption, or reduce the redemption price therefor;

                  (4) make any Notes payable in money other than that stated in the Notes;

                  (5) make any change in provisions of this Indenture entitling each Holder to receive payment of principal of, premium, if any, and interest and Additional Interest, if any, on such Note on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of the Notes to waive Defaults or Events of Default;

                  (6) make any changes in Section 6.04, 6.07 or this sentence of this Section 9.02;

                  (7) amend, modify or change in any material respect the obligation of the Company to make and consummate a Change of Control Offer in respect of a Change of Control that has occurred or make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated.

                  It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

                  After an  amendment,  supplement  or waiver under this Section
9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement, waiver or supplemental indenture.

SECTION 9.03.     Compliance with TIA.

                  From the date on which this Indenture is qualified under the TIA, every amendment, waiver or supplement of this Indenture or the Notes shall comply with the TIA as then in effect, such compliance to be evidenced by an Opinion of Counsel.

SECTION 9.04.     Revocation and Effect of Consents.

                  Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to his Note or portion of his Note by notice to the Trustee or the Company received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

                  The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

                  After an amendment, supplement or waiver becomes effective, it shall bind every Noteholder, unless it makes a change described in any of clauses (1) through (7) of Section 9.02, in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of, premium, if any, and interest and Additional Interest, if any, on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

SECTION 9.05.     Notation on or Exchange of Notes.

                  If an amendment, supplement or waiver changes the terms of a Note, the Company may require the Holder of the Note to deliver it to the Trustee. The Company may place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms.

SECTION 9.06.     Trustee To Sign Amendments, Etc.

                  The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine; provided that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture. Such Opinion of Counsel shall be at the expense of the Company.

SECTION 9.07.     Payment for Consent.

                  Neither the Company nor any of its Subsidiaries, if any, shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any terms or provisions of the Notes, unless' such consideration is offered to be paid or agreed to be paid to all Holders of the Notes which so consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

                                  ARTICLE Ten

                        GUARANTEES; RELEASE OF GUARANTEES

SECTION 10.01.    Guarantees.

                  (a) Each Subsidiary Guarantor hereby unconditionally and irrevocably, jointly and severally with any other Subsidiary Guarantors, guarantees on a senior, unsecured basis to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of, premium, if any, interest and Additional Interest, if any, on the Notes when due, whether at maturity, by acceleration, by redemption or otherwise, and all expenses and indemnification and other monetary obligations of the Company under this Indenture and the Notes and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture and the Notes (all the foregoing being hereinafter collectively called the "Obligations"). Each Subsidiary Guarantor hereby further agrees that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Subsidiary Guarantor and that such Subsidiary Guarantor will remain bound under this Article Ten notwithstanding any extension or renewal of any Obligation.

                  (b) Each Subsidiary Guarantor hereby waives presentation to, demand of, payment from and protest to the Company of any of the Obligations and also waives notice of protest for nonpayment. Each Subsidiary Guarantor waives notice of any default under the Notes or the Obligations. The obligations of each Subsidiary Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Notes or any other agreement or otherwise; (b) any extension or renewal of any thereof, (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Obligations or any of them; (e) the failure of any Holder or Trustee to exercise any right or the Obligations; or (f) subject to Section 10.06, any change in the ownership of any Subsidiary Guarantor.

                  (c) Each Subsidiary Guarantor hereby further agrees that its Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Obligations.

                  (d) The obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of each Subsidiary Guarantor or would otherwise operate as a discharge of such Subsidiary Guarantor as a matter of law or equity.

                  (e) Each Subsidiary Guarantor hereby further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal, premium, if any, or interest or Additional Interest, if any, on any Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

                  (f) In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Company to pay the principal of, premium, if any or interest or Additional Interest, if any, on any Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Obligation, each Subsidiary Guarantor promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid amount of such Obligations, (ii) accrued and unpaid interest on such Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Obligations of the Company to the Holders and the Trustee.

                  (g) Each Subsidiary Guarantor hereby further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand,
(x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of such Subsidiary Guarantor's
Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in Article Six, such Obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purposes of this Section 10.01.

                  (h) Each Subsidiary Guarantor also agrees to pay on a senior unsecured basis and in addition to the amounts stated in clause (a) of Section
10.01 any and all expenses (including reasonable counsel's fees and expenses) incurred by the Trustee in enforcing against such Subsidiary Guarantor any rights under this Section 10.01.

SECTION 10.02.    Successors and Assigns.

                  This Article Ten shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall remain in full effect and force until payment in full of all the Obligations or until released under
Section 10.06.

SECTION 10.03.    No Waiver.

                  Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article Ten shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article Ten at law, in equity, by statute or otherwise.

SECTION 10.04.    Modification.

                  No modification, amendment or waiver of any provision of this Article Ten, nor the consent to any departure by any Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which it is given. No notice to or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances.

SECTION 10.05.    Limitation of Subsidiary Guarantor's Liability.

                  It is the intention of all parties that the Guarantee of each Subsidiary Guarantor not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, federal and state fraudulent conveyance laws or any similar federal, state or foreign law. To effectuate the foregoing intention, it is agreed that the obligations of each Subsidiary Guarantor under this Article Ten shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under this Article Ten, result in the obligations of such Subsidiary Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance under applicable federal, state or foreign law.

SECTION 10.06.    Release of Guarantees.

                  (a) In the event of a disposition of all of the assets or all of the Capital Stock of any Subsidiary Guarantor, by way of sale, merger, consolidation or otherwise, such Subsidiary Guarantor in the event of a disposition of all of the Capital Stock or all of the assets of such Subsidiary Guarantor or the surviving entity (whether or not such Subsidiary Guarantor) in the event of a merger or consolidation will be deemed released and relieved of its obligations under its Guarantee and this Indenture without any further action required on the part of the Trustee or any Holder and the Person acquiring or owning the assets or Capital Stock of such Subsidiary Guarantor (if not otherwise required to be a Subsidiary Guarantor pursuant to the provisions of Section 4.17) will not be required to enter into a Guarantee; provide in each case, that such transaction is carried out pursuant to and in accordance with
Section 4.15 and, if  applicable,  Section 5.01.

                  (b) If a Subsidiary Guarantor becomes an Unrestricted Subsidiary, it will be deemed released and relieved of its obligations under its Guarantee and this Indenture without any further action required on the part of the Trustee or any Holder.

                  (c) A non-Wholly Owned Restricted Subsidiary that is a Subsidiary Guarantor solely by reason of its guarantee of other Indebtedness of the Company or a Subsidiary Guarantor will be deemed released and relieved of its obligations under its Guarantee and this Indenture without any further action required on the part of the Trustee or any Holder if it is released and relieved of its guarantee of such other Indebtedness and such Subsidiary Guarantor gives written notice to the Trustee of its election to be so released.

                  Upon delivery by the Company to the Trustee of an Officers' Certificate and Opinion of Counsel, to the effect that a Subsidiary Guarantor has been deemed released from its obligations under its Guarantee and this Indenture pursuant to this Section 10.06, the Trustee shall execute any documents reasonably requested by the Company or such Subsidiary Guarantor in order to evidence the release of such Subsidiary Guarantor from its obligations under its Guarantee and this Indenture.

                                 ARTICLE Eleven

                                  MISCELLANEOUS

SECTION 11.01.    TIA Controls.

                  If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by operation of Section 318(c) of the TIA, the imposed duties shall control.

SECTION 11.02.    Notices.

                  Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

if to the Company or any Subsidiary Guarantor:

Diamond Triumph Auto Glass, Inc.
220 Division Street
Kingston, PA 18704
Attention: General Counsel
Facsimile: (717) 287-2149

with copies to:

Green Equity Investors II, L.P.
11111 Santa Monica Boulevard
Suite 2000
Los Angeles, California 90025
Attention: Gregory J. Annick
Facsimile: (310) 954-0404

Kramer, Levin, Naftalis & Frankel
919 Third Avenue
New York, NY 10022
Attention: Howard A. Sobel, Esq.
Facsimile: (212) 715-8326

if to the Trustee:

State Street Bank and Trust Company
Goodwin Square
225 Asylum Street, 23rd Floor
Hartford, CT 06103
Attention: Corporate Trust Department
Facsimile: (860) 244-1889

                  Each of the Company and the Trustee by written notice to each other such Person may designate additional or different addresses for notices to such Person. Any notice or communication to the Company and the Trustee shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back, if telexed; when receipt is acknowledged, if telecopied; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that, notwithstanding the foregoing, a notice of change of address shall not be deemed to have been given until actually received by the addressee).

                  Any notice or communication mailed to a Noteholder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

                  Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 11.03.    Communications by Holders with Other Holders.

                  Noteholders may communicate pursuant to TIA ss. 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA ss. 312(c).

SECTION 11.04.    Certificate and Opinion as to Conditions Precedent.

                  Upon any request or application by the Company to the Trustee to take any action the Company shall furnish to the Trustee at the request of the Trustee:

                  (1) an Officers' Certificate, in form and substance reasonably satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 11.05.    Statements Required in Certificate or Opinion.

                  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers' Certificate required by Section 4.08, shall include:

                  (1) a statement that the Person making such certificate or opinion has read such covenant or condition and the definitions relating thereto;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

SECTION 11.06.    Rules by Trustee, Paying Agent, Registrar.

                  The Trustee, Paying Agent or Registrar may make reasonable rules for its functions.

SECTION 11.07.    Legal Holidays.

                  If a payment date is not a Business Day, payment may be made on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period.

SECTION 11.08.    Governing Law.

                  (a) THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                  (b) Each of the Company and the future Subsidiary Guarantors, if any, hereby (i) agrees or will agree, as the case may be, that any suit, action or proceeding against it arising out of or relating to this Indenture or the Notes, as the case may be, may be instituted in any Federal or state court sitting in The City of New York, (ii) waives or will waive, as the case may be, to the extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and any claim that any suit, action or proceeding in such a court has been brought in an inconvenient forum, (iii) irrevocably submits or will submit, as the case may be, to the non-exclusive jurisdiction of such courts in any suit, action or proceeding, (iv) agrees or will agree, as the case may be, that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon each and may be enforced in the courts of the jurisdiction of which each is subject, respectively, by a suit upon judgment,
(v) agrees or will agree, as the case may be, that service of process by mail to the addressed specified in Section 11.02 hereof shall constitute personal service of such process on it in any such suit, action or proceeding.

SECTION 11.09.    No Adverse Interpretation of Other Agreements.

                  This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.10.    No Recourse Against Others.

                  A director, officer, employee, stockholder or incorporator, as such, of the Company or of any Subsidiary Guarantor shall not have any liability for any obligations of the Company or of such Subsidiary Guarantor under the Notes, the Guarantees, or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Noteholder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

SECTION 11.11.    Successors.

                  All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 11.12.    Duplicate Originals.

                  All parties may sign any number of copies of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

SECTION 11.13.    Severability.

                  In case any one or more of the provisions in this Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

SECTION 11.14.    Effect of Headings and Table of Contents.

                  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

                                   SIGNATURES

                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

                                   THE COMPANY:

                                     DIAMOND TRIUMPH
                                     AUTO GLASS, INC.


                                     By: /s/ Kenneth Levine
                                        ---------------------------------------
                                        Name:  Kenneth Levine
                                        Title: Co-Chief Executive Officer

                                   THE TRUSTEE:

                                     STATE STREET BANK AND TRUST COMPANY


                                     By: /s/ Phillip Kane, Jr.
                                        --------------------------------------
                                        Name:  Phillip Kane, Jr.
                                        Title: Vice President